EXECUTION COPY


================================================================================

                                                                     EXHIBIT 2.1


                           ASSET PURCHASE AGREEMENT


                          Dated as of March 30, 1999

                                 by and among

                                 ------------

                        National Golf Properties, Inc.

                   National Golf Operating Partnership, L.P.

                           American Golf Corporation

                                 ------------

                                      and

                                 ------------

                           Golf Acquisitions, L.L.C.

                                 ------------




================================================================================

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE I.   DEFINITIONS....................................................  2

      1.1.   Defined Terms..................................................  2
      1.2.   Reference to Stock Purchase Agreement..........................  8
      1.3.   Other Defined Terms............................................  9

ARTICLE II.  SALE AND TRANSFER OF ASSETS; CLOSING........................... 10

      2.1.   Sale of Assets to the Buyers................................... 10
      2.2.   Assumption of Liabilities by the Buyers........................ 10
      2.3.   Excluded Liabilities........................................... 10

ARTICLE III. DEPOSITS; PURCHASE PRICE; ADJUSTMENT........................... 11

      3.1.   Deposits....................................................... 11
      3.2.   Purchase Price................................................. 11
      3.3.   Purchase Price Adjustment for Stock Purchase Closing Adjustment
             Amount......................................................... 11
      3.4.   Purchase Price Adjustment for Holdback Assets and Other
             Acquired Assets that are not Initially Conveyed to the Buyers.. 12
      3.5.   Purchase Price Determinations.................................. 13

ARTICLE IV.  CLOSING........................................................ 13

      4.1.   Closing........................................................ 13
      4.2.   Closing Costs; Transfer Taxes and Fees......................... 14
      4.3.   Conveyances at Closing......................................... 14

ARTICLE V.   REPRESENTATIONS AND WARRANTIES OF SELLER AND
             BUYERS......................................................... 15

      5.1.   Representations and Warranties of Seller....................... 15
      5.2.   Representations and Warranties of the Buyers................... 16

ARTICLE VI.  COVENANTS OF SELLER AND BUYERS................................. 17

      6.1.   Covenants of Seller............................................ 17
      6.2.   Stock Purchase Agreement; Amendments; Waivers and Consents..... 17
      6.3.   Negative Covenant.............................................. 18
      6.4.   Notification................................................... 18
      6.5.   Access and Investigation....................................... 18
      6.6.   Employee Matters............................................... 18
      6.7.   Consents and Best Efforts...................................... 20
      6.8.   Payment of Expenses............................................ 20
      6.9.   Grant of Liens................................................. 21
      6.10.  Nonsolicitation................................................ 21

ARTICLE VII. CONDITIONS PRECEDENT TO SELLER'S AND BUYERS'
             OBLIGATIONS TO CLOSE .............................................................................................21

     7.1.   Conditions Precedent to Seller's Obligation to Close ............................................................. 21
     7.2.   Conditions Precedent to the Buyers' Obligation to Close........................................................... 22

ARTICLE VIII. TERMINATION; DEPOSIT; LIQUIDATED DAMAGES

     8.1.   Termination........................................................................................................22
     8.2.   Effect of Termination; Deposit; Liquidated Damages................................................................ 22

ARTICLE IX. INDEMNIFICATION................................................................................................... 24

     9.1.   Survival.......................................................................................................... 24
     9.2.   Indemnification of NGOP by Seller................................................................................. 25
     9.3.   Indemnification of AGC by Seller.................................................................................. 27
     9.4.   Indemnification of Seller by NGOP................................................................................. 30
     9.5.   Indemnification of Seller by AGC.................................................................................. 32
     9.6.   Allocation of Indemnity Limits.................................................................................... 33
     9.7.   Indemnification for Assumed and Excluded Liabilities.............................................................. 34
     9.8.   Control Over Proceedings.......................................................................................... 35

ARTICLE X  GENERAL PROVISIONS................................................................................................. 36

     10.1.  Consents to Assignment............................................................................................ 36
     10.2.  Public Announcements.............................................................................................. 36
     10.3.  Confidentiality................................................................................................... 36
     10.4.  Notices........................................................................................................... 37
     10.5.  Governing Law..................................................................................................... 39
     10.6.  Dispute Resolution Process........................................................................................ 39
     10.7.  Waiver of Jury Trial.............................................................................................. 39
     10.8.  Waiver............................................................................................................ 40
     10.9.  Entire Agreement and Modification................................................................................. 40
     10.10. Assignments, Successors, and No Third-Party Rights................................................................ 40
     10.11. No Assignment of Stock Purchase Agreement......................................................................... 40
     10.12. No Partnership or Joint Venture................................................................................... 40
     10.13. Severability...................................................................................................... 41
     10.14. Section Headings, Construction.................................................................................... 41
     10.15. No Interpretation Against Drafter................................................................................. 41
     10.16. Counterparts...................................................................................................... 41


EXHIBIT
-------

A     Form of NGOP General Assignment and Bill of Sale.................................................................... A-1
B     Form of AGC General Assignment and Bill of Sale..................................................................... B-1
C     Form of Assignment of Lease......................................................................................... C-1
D     Form of Assignment of Water Rights.................................................................................. D-1
E     Form of NGOP Assumption Document.................................................................................... E-1
F     Form of AGC Assumption Document..................................................................................... F-1
G     Form of Blackstone Water Rights Agreement........................................................................... G-1
H     Form of Cobblestone Trademark Assignment............................................................................ H-1
I     Form of Cobblestone Trademark License............................................................................... I-1


                           ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (this "Agreement") is made as of March
                                               ----------
30, 1999, by and among Golf Acquisitions, L.L.C., a Delaware limited liability company ("Seller"), National Golf Properties, Inc., a Maryland corporation
          ------
("NGP"), National Golf Operating Partnership, L.P., a Delaware limited
  ---
partnership ("NGOP"), and American Golf Corporation, a California corporation
              ----
("AGC").
  ---

                                   RECITALS

          A. WHEREAS, a wholly-owned subsidiary of ClubCorp, Inc., a Delaware corporation ("CCI") and a wholly-owned subsidiary of AGC are parties to a
              ---
Limited Liability Company Agreement dated as of March 30, 1999 (as amended, the "Operating Agreement") whereby they formed Seller for the purpose of entering
 -------------------
into a Stock Purchase Agreement dated as of February 10, 1999 (as amended, the

"Stock Purchase Agreement") with Meditrust Corporation and Meditrust Operating
 ------------------------
Company (collectively, the "Current Owners");
                            --------------

          B. WHEREAS, the Stock Purchase Agreement contemplates that Seller will acquire all of the issued and outstanding capital stock of Meditrust Golf Group, Inc., The Cobblestone Golf Companies, Inc., and Meditrust Golf Group II, Inc. or all of the membership interests of any limited liability companies which are successors thereto (collectively, the "Companies"), from the Current Owners
                                           ---------
for a purchase price of $391,278,000 less certain liabilities as specified in
Section 1.3 of the Stock Purchase Agreement;

          C. WHEREAS, following Seller's purchase of the Companies under the Stock Purchase Agreement, the CCI Designees (as defined herein), NGOP and AGC desire to acquire the golf course properties and related assets (the "Acquired
                                                                      --------
Company Assets") owned by the Companies and their subsidiaries (the "Acquired
--------------                                                       --------
Companies"), and Seller desires that the Acquired Companies transfer such assets
---------
to the CCI Designees, NGOP and AGC;

          D. WHEREAS, NGOP and AGC have entered into this Agreement with Seller in order to set forth the terms and conditions upon which NGOP and AGC will acquire certain of the Acquired Company Assets from Seller;

          E. WHEREAS, concurrently herewith the CCI Designees entered into an Asset Purchase Agreement with Seller dated as of even date herewith (the "CCI
                                                                          ---
Asset Purchase Agreement") which sets forth the terms and conditions upon which
------------------------
the CCI Designees will acquire certain of the Acquired Company Assets from Seller; and

          F. WHEREAS, immediately upon the consummation of the acquisitions contemplated hereby, NGOP will lease (or sublease, as the case may be) the Acquired Company Assets acquired by NGOP hereunder to AGC (or its designees).

                                   AGREEMENT

          The parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1.  Defined Terms.  As used herein, the terms below shall have the
                -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "Acquired Assets" shall mean all of the right, title, and interest that any member of the Transfer Group possesses in and to all of the assets constituting the Acquired Properties, including each Acquired Property's (i) Real Property Interests, Improvements and Water Rights, (ii) tangible personal property and fixtures (such as Furnishings, Fixtures and Equipment and Inventory) owned by the Acquired Companies and located at the Acquired Properties, (iii) intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained solely with respect to such Acquired Property's business, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (iv) Leases, and rights of the Acquired Companies with respect to any Acquired Assets listed in clauses (i) and (ii) of this definition, (v) accounts, notes, and other receivables (including any rents and license fees) arising from the operations of the Acquired Properties, (vi) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes) arising out of the operation of the Acquired Properties,
(vii) Permits, (viii) Books and Records and (ix) Contract Rights; provided, however, that the Acquired Assets shall not include any assets of the Transfer Group for matters which are Seller Assets.

          "Acquired Properties" shall mean the golf course properties listed in Parts A and B of Schedule 1.1 attached hereto.
                 ------------

          "Acquired Property Employees" shall mean the individuals who were employed at an Acquired Property or who worked principally for the benefit of an Acquired Property on the day prior to the Closing Date (including those on vacation, leave of absence or disability). For purposes of this Agreement, an Acquired Property Employee is deemed to be assigned to the particular Acquired Property where such employee was employed or worked principally for the benefit of such Acquired Property on the day prior to the Closing Date.

          "AGC Leases" shall mean leases (or subleases) between NGOP, as lessor (or sublessor), and AGC (or its designees), as lessee (or sublessee), with respect to the NGOP Acquired Properties which shall be in the standard form currently used by NGOP and AGC for leases of the types of the NGOP Acquired Properties with such adjustments of the type customarily made by NGOP and AGC with respect to state and local law and other matters, and upon terms which are mutually agreed upon by NGOP and AGC.

          "AGC Acquired Assets" shall mean all of the Acquired Assets arising out of or relating to the AGC Acquired Properties and all other Acquired Assets which are not NGOP Acquired Assets.

          "AGC Acquired Properties" shall mean the Acquired Properties set forth in Part B of Schedule 1.1.
             ------------

          "AGC Assumed Liabilities" shall mean all Operating Liabilities and the Assumed Liabilities arising out of or relating to the AGC Acquired Assets.

          "AGC's Percentage" shall mean 1.36%.

          "Affiliate" shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person.

          "Assumed Contracts" shall mean the Contracts and Leases related solely to the Acquired Assets.

          "Assumed Liabilities" shall mean, with respect to an Acquired Property, all Liabilities accruing from, arising out of or relating to such Acquired Property and/or its operations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, the Liabilities of any member of the Transfer Group (i) for transfer, sales, use, and other non-income taxes arising in connection with the consummation of the Contemplated Transactions and for periods prior to and after the Closing Date, (ii) for costs and expenses (including legal fees and expenses) of any member of the Transfer Group incurred in connection with this Agreement and the Contemplated Transactions except to the extent set forth in Section 6.8(a), (iii) under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets, (iv) with respect to any Acquired Property Employees under employee benefit plans to the extent set forth in Section 6.6, (v) of or relating to the Acquired Properties with respect to environmental matters, including without limitation those arising under Environmental Laws, and (vi) to indemnify any Person by reason of the fact that such Person was an officer, employee, or agent of an Acquired Property or was serving as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise) for the benefit of an Acquired Property.

          "Best Efforts" shall mean the commercially reasonable efforts that a prudent business Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take action that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

          "Bid Agreement" shall mean that certain Bid Agreement dated as of February 10, 1999 between CCI and AGC.

          "Books and Records" shall mean, to the extent relating solely to one or more individual Acquired Properties, (i) all records and lists of the Acquired Companies, (ii) all records and lists of the business, customers, suppliers or personnel of the Acquired Properties, (iii) all product, business and marketing plans, (iv) all books, ledgers, files, documents, reports, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, studies, reports, and other printed or written materials, and (v) all tax returns, but excluding the minute books, stock books, blank stock certificates and similar corporate, tax and organizational documents of any member of the Transfer Group that relate to the organization, maintenance, and existence of any member of the Transfer Group as an entity.

          "Breach" shall mean any inaccuracy in or breach of, or any failure to perform or comply with, any representation, warranty, covenant, obligation, or other provision of this Agreement or any document or instrument delivered pursuant to this Agreement.

          "Buyer Claim Period" shall mean a period from the Closing Date until the later of (i) seven years after the Closing Date or (ii) the conclusion of all relevant litigation or other proceedings initiated prior to the end of such seven-year period relating to Non-Excluded Claims.

          "Buyers" shall mean, collectively, NGOP and AGC, each of whom shall individually be referred to herein as a "Buyer".
                                         -----

          "Buyers' Percentage" shall mean 47%.

          "CCI Designees" shall mean collectively, ClubCorp Golf of California, L.L.C., ClubCorp Golf of Florida, L.L.C., ClubCorp Golf of Georgia, L.P., ClubCorp Golf of North Carolina, L.L.C., and ClubCorp Golf of Texas, L.P., each of whom shall individually be referred to herein as a "CCI Designee".
                                                       ------------

          "Cobblestone Trademark Assets" shall mean, subject to the limitations and exceptions disclosed by the Current Owners pursuant to the Stock Purchase Agreement including, without limitation, Schedule 2.13 thereto, the trade names, trademarks and service marks described in the Cobblestone Trademark Assignment, attached as Exhibit H, the applications to register and registrations for such trademarks and service marks.

          "Concurrent Agreements" shall mean the Bills of Sale, Deeds, Assignments of Lease, Assignment of Water Rights, Assumption Documents, AGC Leases, Blackstone Water Rights Agreement, Cobblestone Trademark Assignment and Cobblestone Trademark License.

          "Consent" shall mean any approval, consent, ratification, waiver, or other authorization.

          "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement, including:

          (i) the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities;

          (ii) the execution, delivery, and performance of the Concurrent Agreements; and

          (iii) the performance by the parties hereto of their respective covenants and obligations under this Agreement.

          "Contract" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied).

          "Contract Rights" shall mean all of the Acquired Companies' rights and obligations under the Assumed Contracts.

          "Deposit Percentage" shall mean, as to NGOP, AGC, or collectively the CCI Designees, the percentage equal to the deposits made by NGOP, AGC or collectively the CCI Designees, respectively, of the total amount of (i) all Deposits made by NGOP and AGC hereunder and (ii) the deposits made by the CCI Designees under the section of the CCI Asset Purchase Agreement corresponding to
Section 3.1.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Excluded Claims" shall mean all claims which are "Excluded Claims" under Article VIII of the Stock Purchase Agreement and all claims which arise under this Agreement for a breach of the representations and warranties, covenants or other provisions hereof other than the representation and warranty under Section 5.1(a) and the covenant under Section 6.1.

          "Furnishings, Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, carts, trucks, tractors, trailers, tools and other equipment owned by the Acquired Companies and located in, at or upon the Acquired Properties.

          "Income Tax" shall mean any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

          "Improvements" shall mean all buildings and improvements located on or attached to any Acquired Properties and owned or leased by any Acquired Company.

          "Indemnifiable Amount" shall mean the Maximum Amount less the
                                                               ----
Threshold Amount.

          "Inventory" shall mean all of the right, title, and interest that any member of the Transfer Group possesses and has the right to transfer in and to all inventory held at the Acquired Properties for the business conducted at the Acquired Properties, including, without limitation, all pro-shop merchandise, food and beverage consumables and supplies, seed, sand, fertilizer, fuel and other grounds-keeping supplies, maintenance parts and supplies and office supplies.

          "Lease" shall mean all of the right, title, and interest that any member of the Transfer Group possesses and has the right to transfer in and to all of the existing leases and subleases with respect to the personal or real property of any Acquired Company located in, at, upon or pertaining to the use of any Acquired Property.

          "Legal Requirement" shall mean any requirement of Law.

          "Liabilities" shall mean, without duplication, (i) all obligations for borrowed money, including, without limitation, all obligations for accrued and unpaid interest thereon and any pre-payment premiums or penalties (and associated fees, costs and expenses) with respect thereto, (ii) any reimbursement obligations in respect of any letters of credit, (iii) any Lease obligation, (iv) all obligations under any Contract, (v) any liability of any nature not encompassed by clauses (i) through (iv), and (vi) all guarantees issued in respect of any obligations of any Person of the type described in the foregoing clauses (i) through (v).

          "Net Purchaser Deposits" shall mean (i) the Purchaser Deposits less
                                                                         ----
(ii) the deposits required to be paid by Seller pursuant to Section 1.2 of the Stock Purchase Agreement (together with interest (if any) actually earned thereon).

          "NGOP Acquired Assets" shall mean all of the Acquired Assets arising out of or relating to the NGOP Acquired Properties which are (i) Real Property Interests, Improvements or Water Rights, (ii) tangible personal property and fixtures (such as Furnishings, Fixtures and Equipment) owned by the Acquired Companies and located at such Acquired Properties, (iii) Leases, and rights of the Acquired Companies with respect to any such Acquired Assets listed in clause
(i) of this definition, and (iv) Books and Records relating to any of the foregoing assets (except to the extent such Books and Records relate to the operation of the Acquired Properties); provided, however, in no event shall the items of personal property acquired by NGOP with respect to any Acquired Property which are NGOP Acquired Assets have a purchase price allocation in excess of ten percent of the purchase price allocable to such Acquired Property (as determined for Federal income tax purposes). In the event that the value of personal property to be acquired by NGOP would exceed such limitation with respect to any Acquired Property, (a) items of personal property from that Acquired Property with a purchase price allocation at least equal to such excess, as selected by NGOP and AGC, shall become AGC Acquired Assets; (b) the amount of the purchase price payable by NGOP and AGC hereunder shall be equitably adjusted; and (c) equitable adjustments shall be made to the terms (including rent) of the applicable AGC Lease between NGOP and AGC to account for such change in the leased assets.

          "NGOP Acquired Properties" shall mean the Acquired Properties set forth in Part A of Schedule 1.1.
                   ------------

          "NGOP Assumed Liabilities" shall mean the Assumed Liabilities arising out of or relating to the NGOP Acquired Assets, but excluding all Operating Liabilities.

          "NGOP's Percentage" shall mean 45.64%.

          "Non-Excluded Claims" shall mean indemnity claims made against Seller by either of the Buyers or any of the CCI Designees which are not Excluded Claims or "Excluded Claims" under the CCI Asset Purchase Agreement.

          "Operating Liabilities" shall mean all Assumed Liabilities related to the operation of individual Acquired Properties, including, without limitation, Liabilities for employees, taxes, insurance, utilities, irrigation, maintenance, landscaping, clubhouse operations, equipment leases, liquor licenses and other Permits with respect to the operation of the Acquired Properties, and other Assumed Liabilities for any matters of the type for which AGC will be responsible under the AGC Leases.

          "Permits" shall mean all of the right, title, and interest that any member of the Transfer Group possesses and has the right to transfer in and to all licenses, permits, franchises, approvals, authorizations, entitlements, consents, registrations, certificates, variances, waiver or orders of, or filings with, any Governmental Authority or any other Person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Acquired Properties or the ownership or use of the Acquired Assets (including any restaurant, catering or liquor licenses and permits).

          "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

          "Property Closing Date" shall mean, with respect to any particular Acquired Property, the date and time as of which the conveyance of such Acquired Property to the appropriate Buyer hereunder actually takes place.

          "Purchase Price" shall mean the sum of the NGOP Purchase Price plus
                                                                         ----
the AGC Purchase Price.

          "Purchase Price Deductions" shall mean the sum as reflected on the Closing Balance Sheet of (i) long-term debt, less current portion, (ii) capital lease obligations, less current portion, and (iii) deferred purchase price liabilities, less current portion.

          "Purchaser Deposits" shall mean (i) all deposits made by NGOP and AGC under Section 3.1 and (ii) the deposits made by the CCI Designees under the section of the CCI Asset Purchase Agreement corresponding to Section 3.1.

          "Real Property Interests" shall mean real property, leaseholds and subleaseholds therein, easements, rights-of-way, entitlements, development rights, and other appurtenances thereto (such as appurtenant rights in and to public streets).

          "Representative" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

          "Seller Assets" shall mean any assets (including any pre-paid expenses) of the Transfer Group (i) for matters which are related to the general corporate administration of any member of the Transfer Group, including any prepaid-expenses, the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, and taxpayer and other identification numbers, as well as the

Lease for the corporate headquarters of the Acquired Companies and office furniture, computer equipment, software and other personal property used in the corporate headquarters of the Acquired Companies, or (ii) related to any of the rights of the Seller under this Agreement (or of any member of the Transfer Group under any side agreement between any member of the Transfer Group on the one hand and any of the Buyers on the other hand entered into on or after the date of this Agreement) or the CCI Asset Purchase Agreement (or of any member of the Transfer Group under any side agreement between any member of the Transfer Group on the one hand and any of the CCI Designees on the other hand entered into on or after the date of the CCI Asset Purchase Agreement).

          "Seller Claim Period" shall mean a period from the Closing Date until the later of (i) one year after the Closing Date or (ii) the conclusion of all relevant litigation or other proceedings initiated prior to the end of such one-year period which relate to claims for which Seller is entitled to indemnification from a Buyer under Sections 9.4 or 9.5 or for which Seller is entitled to indemnification from a CCI Designee under the section of the CCI Asset Purchase Agreement corresponding to Sections 9.4 or 9.5.

          "Seller Liabilities" shall mean all Liabilities of the Transfer Group which are not Assumed Liabilities or Liabilities assumed by the CCI Designees and their respective affiliates under the CCI Asset Purchase Agreement, including, without limitation, Liabilities (i) related to the general corporate administration of any member of the Transfer Group or (ii) associated with closing the corporate offices of the Acquired Companies.

          "SPA Termination Net Proceeds" shall mean the amount received by Seller from the Current Owners under the Stock Purchase Agreement (together with interest (if any) actually earned thereon, but less any expenses already
                                               ----
incurred in accordance with Section 6.8(a) and the section of the CCI Asset Purchase Agreement corresponding to Section 6.8(a).

          "Transfer Group" shall mean Seller and the Acquired Companies.

          "Water Rights" shall mean all water rights relating to the use, operation or maintenance of any Acquired Property that any member of the Transfer Group possesses in accordance with this Agreement.

          1.2.  Reference to Stock Purchase Agreement.  The following terms
                -------------------------------------
shall have the meanings ascribed thereto in the sections of the Stock Purchase Agreement set forth below and shall be interpreted as provided in Section 10.3 of the Stock Purchase Agreement.

            Term                                              Section
            ----                                              -------

            Acquired Companies Employees                      5.1(a)
            Allocated Value                                   4.13
            Benefit Plans                                     2.9
            Closing Adjustment                                1.3(b)
            Closing Balance Sheet                             1.3(b)
            Closing Date                                      1.4
            Environmental Laws                                2.14

            Term                                              Section
            ----                                              -------

            Governmental Authority                            2.6(a)
            Holdback Property                                 4.13
            Holdback Property Closing Date                    4.13
            Indemnification Cut-Off Date                      8.2(a)
            Indemnified Disputes                              8.2(a)
            Law                                               2.15
            Losses                                            10.2(d)
            Maximum Amount                                    8.2(b)
            Severance Arrangements                            2.5(d)
            Shareholder Action                                8.2(a)
            Threshold Amount                                  8.2(b)


          1.3.   Other Defined Terms.  The following terms shall have the
                 --------------------
meanings defined for such terms in the Sections of this Agreement set forth below:

            Term                                              Section
            ----                                              -------

            AAA                                               10.6
            Acquired Companies                                Recital C
            Acquired Company Assets                           Recital C
            AGC                                               Preamble
            AGC Closing Adjustment                            3.3(b)
            AGC Deposits                                      3.1
            AGC Indemnified Party                             9.3(a)
            AGC Purchase Price                                3.2(b)
            Agreement                                         Preamble
            Asset Closing Adjustments                         3.3(b)
            Buyers' Advisors                                  6.5
            Break-Up Fee Guidance                             8.2(i)
            CCI                                               Recital A
            CCI Asset Purchase Agreement                      Recital E
            Closing                                           4.1
            Confidants                                        10.3
            Confidential Information                          10.3
            Current Owners                                    Recital A
            Deposits                                          3.1
            Derivative Works                                  10.3
            Entitled Party                                    10.3
            Excluded Liabilities                              2.3
            NGOP                                              Preamble
            NGOP Base Amount                                  8.2(i)
            NGOP Closing Adjustment                           3.3(b)
            NGOP Deposits                                     3.1

            Term                                              Section
            ----                                              -------

            NGOP Indemnified Party                            9.2 (a)
            NGOP Purchase Price                               3.2(a)
            NGP                                               Preamble
            Obligated Party                                   10.3
            Operating Agreement                               Recital A
            Owner                                             10.3
            Qualifying Income                                 8.2(i)
            REIT Limit                                        8.2(i)
            REIT Requirements                                 8.2(i)
            Rules                                             10.6(a)
            Seller                                            Preamble
            Seller Indemnified Party                          9.4(a)
            Side Letters                                      3.4(c)
            Stock Purchase Agreement                          Recital A
            WARN                                              6.6(a)


                                  ARTICLE II.

                      SALE AND TRANSFER OF ASSETS; CLOSING

          2.1.  Sale of Assets to the Buyers.  Upon the terms and subject to the
                ----------------------------
conditions of this Agreement, at the Closing, Seller shall cause the Acquired Companies to (i) sell, convey, transfer, assign and deliver to NGOP the NGOP Acquired Assets and (ii) sell, convey, transfer, assign and deliver to AGC the AGC Acquired Assets.

          2.2.  Assumption of Liabilities by the Buyers.  Upon the terms and
                ---------------------------------------
subject to the conditions of this Agreement, (i) upon the Property Closing Date with respect to each NGOP Acquired Property, NGOP shall assume all NGOP Assumed Liabilities accruing from, arising out of or relating to such NGOP Acquired Property; and (ii) upon the Property Closing Date with respect to each AGC Acquired Property, AGC shall assume all AGC Assumed Liabilities accruing from, arising out of or relating to such AGC Acquired Property; provided, that, in each case, each of the Buyers shall comply with Section 3.4(d) of this Agreement.

          2.3.  Excluded Liabilities.  Notwithstanding any other provision of
                --------------------
this Agreement, except for the NGOP Assumed Liabilities and the AGC Assumed Liabilities expressly specified in Section 2.2, neither NGOP nor AGC, respectively, shall assume, or otherwise be responsible for, any Liabilities of Seller or the Acquired Companies, whether liquidated or unliquidated, or known or unknown, whether arising out of any event, occurrence or circumstances occurring or existing prior to, at or after the date hereof, including without limitation, the Seller Liabilities and the liabilities assumed by the CCI Designees under the CCI Asset Purchase Agreement ("Excluded Liabilities").
                                                   --------------------

                                  ARTICLE III

                     DEPOSITS; PURCHASE PRICE; ADJUSTMENT
                     ------------------------------------

          3.1.  Deposits.  NGOP has made deposits with Seller toward the NGOP
                --------
Purchase Price in the Aggregate amount of $18,256,000 (the "NGOP Deposits"). AGC
                                                            -------------
has made deposits with Seller toward the AGC Purchase Price in the aggregate amount of $544,000 (the "AGC Deposits" and, together with the NGOP Deposits, the
                         ------------
"Deposits"). AGC has assigned to NGOP certain rights and obligations to be set
 --------
forth in this Agreement with respect to NGOP, including the right to the use and benefit of $18,256,000 of the deposit previously made by AGC with Seller. Such portion of such deposit shall be considered to be a portion of the NGOP Deposit hereunder. The remaining portion of such deposit shall be considered to be a portion of the AGC Deposit.

          3.2.  Purchase Price.
                --------------

          (a) NGOP Purchase Price.  Subject to the adjustments determined
              -------------------
pursuant to Sections 3.3 and 3.4, the purchase price (the "NGOP Purchase Price")
                                                           -------------------
for the sale, conveyance, transfer, assignment and delivery of the NGOP Acquired Assets will be equal to $178,504,352.

          (b) AGC Purchase Price.  Subject to the adjustments determined
              ------------------
pursuant to Sections 3.3 and 3.4, the purchase price (the "AGC Purchase Price")
                                                           ------------------
for the sale, conveyance, transfer, assignment and delivery of the AGC Acquired Assets will be equal to $2,913,202.

          (c)  Purchase Price Allocation.  The purchase price shall be allocated
               -------------------------
among the Acquired Properties in accordance with an allocation schedule as Seller and each Buyer may mutually agree. In the event Seller and each Buyer cannot agree on an allocation schedule within seventy (70) days after the Closing Date, then the purchase price shall, to the greatest extent possible, be allocated in accordance with Section 1.6 of the Stock Purchase Agreement. Such allocation shall be binding upon Seller and each Buyer for all purposes (including financial accounting, financial, regulatory reporting and tax purposes except to the extent that the Buyers' and Seller's independent public accountants mutually agree that such allocation would be inappropriate for financial accounting, financial and/or regulatory reporting purposes). Each Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with such allocation.

          3.3.  Purchase Price Adjustment for Stock Purchase Closing Adjustment
                ---------------------------------------------------------------
     Amount.
     ------

          (a) Coordination of Closing Adjustment.  As soon as possible after
              ----------------------------------
receipt thereof, Seller will cause to be delivered to the Buyers the Closing Balance Sheet and all other documents available to Seller in connection with the Closing Adjustment.

          (b) Purchase Price Adjustments for Stock Purchase Adjustment Amount.
              ---------------------------------------------------------------
Upon the date on which the Closing Adjustment is conclusively resolved pursuant to Section 1.3 of the Stock Purchase Agreement, a calculation shall be made of the net working capital, based on the items and methodology set forth in the definition of "Closing Adjustment" in Section

1.3(b) of the Stock Purchase Agreement, with respect to (i) NGOP Acquired Assets and NGOP Assumed Liabilities (the "NGOP Closing Adjustment") and (ii) AGC
                                   -----------------------
Acquired Assets and AGC Assumed Liabilities (the "AGC Closing Adjustment" and,
                                                  ----------------------
together with the NGOP Closing Adjustment, the "Asset Closing Adjustments");
                                                -------------------------
provided that, for purposes of such calculations, the $5,278,000 cash floor shall be allocated to NGOP and AGC according to NGOP's Percentage and AGC's Percentage, respectively (with the remaining amount of such cash floor to be retained by Seller and then allocated by Seller to the CCI Designees in accordance with the terms of the CCI Asset Purchase Agreement). The amount of the Asset Closing Adjustments as finally determined shall be settled in cash within five (5) business days after final determination of the Closing Adjustment. If an Asset Closing Adjustment is a positive number, the relevant Buyer shall promptly pay to Seller by wire transfer of immediately available funds in the amount of such Asset Closing Adjustment to a bank account or accounts designated by Seller and the amount of such Buyer's purchase price under Section 3.1 shall be increased by the amount of such Asset Closing Adjustment. If an Asset Closing Adjustment is a negative number, then Seller shall promptly pay to the relevant Buyer by wire transfer of immediately available funds the amount of such Asset Closing Adjustment to a bank account or accounts designated by such Buyer and the amount of such Buyer's purchase price under Section 3.1 shall be reduced by the amount of such Asset Closing Adjustment. Notwithstanding the foregoing, if a Closing Adjustment is to be paid to Seller under Section 1.3 of the Stock Purchase Agreement, all payments required under this Section 3.3(b) shall be delayed until the date upon which such positive Closing Adjustment is actually paid to Seller by the Current Owners under Section 1.3 of the Stock Purchase Agreement.

          (c) Other Purchase Price Adjustments.  In the event the parties to the
              --------------------------------
Stock Purchase Agreement enter into any side letter agreements or other arrangements ("Side Letters") regarding the final determination of the "Purchase
               ------------
Price" under the Stock Purchase Agreement, the Buyers and Seller shall enter into substantively similar Side Letters. The parties acknowledge and agree that, for purposes of any such Side Letters between Buyers and Seller, any adjustments to the "Purchase Price" under the Stock Purchase Agreement shall be allocated to the Acquired Property(ies) to which such adjustments relate.

          3.4.  Purchase Price Adjustment for Holdback Assets and Other Acquired
                ----------------------------------------------------------------
     Assets that are not Initially Conveyed to the Buyers.
     ----------------------------------------------------

          (a) If any Acquired Property is designated a Holdback Property pursuant to the provisions of Section 4.13 of the Stock Purchase Agreement then Seller shall have the right to hold back the conveyance of such Holdback Property hereunder until the Holdback Property Closing Date with respect to such Holdback Property.

          (b) With respect to each Holdback Property, Seller and each Buyer, respectively, shall remain fully obligated to purchase and sell (i) such Holdback Properties and (ii) all other Acquired Assets relating to the Holdback Properties on the terms and conditions set forth in this Agreement; provided that (i) the Purchase Price payable on the Closing Date pursuant to Section 3.2 above applicable to all other Acquired Assets shall be (x) reduced by the Allocated Value of the Holdback Property or Holdback Properties.

          (c) With respect to the Holdback Properties, (i) an amount equal to four percent (4%) of the Allocated Value of each Holdback Property shall be retained by Seller as a continuing deposit subject to disposition, as liquidated damages, in accordance with Article VIII as to such Holdback Property; and (ii) the Closing Date with respect to the Holdback Properties shall be the Holdback Property Closing Date. It is the intention of the parties hereunder that: (i) the Holdback Property Closing Date shall be deemed to be the Closing Date with respect to the Holdback Properties under this Agreement; (ii) that on the Holdback Property Closing Date the Holdback Properties shall be conveyed to the applicable Buyer hereunder in exchange for the Allocated Value for each Holdback Property, and (iii) with respect to the Holdback Properties, the date of March 31, 1999 as set forth in Section 9.1(b) of the Stock Purchase Agreement shall be deemed to be September 30, 1999, time being of the essence with respect to such dates.

          (d) With respect to each Holdback Property for which the Current Owners and Seller enter into a management or other arrangement described in the last paragraph of Section 4.13 of the Stock Purchase Agreement and any other Acquired Asset which is not conveyed to the appropriate Buyer on the Closing Date (including without limitation Acquired Assets which are not conveyed to the appropriate Buyer on the Closing Date because (i) they relate to more than one Acquired Property or (ii) such conveyance requires a third party consent which has not yet been obtained), Seller and the appropriate Buyer shall enter into an arrangement hereunder (if such arrangement can be entered into and performed without violating the provisions of any law or agreement or any contract relating to the applicable Holdback Property or other Acquired Asset that is not conveyed to the appropriate Buyer on the Closing Date) to transfer all of the net economic benefits and burdens of such Holdback Property or Acquired Asset (including control of such Holdback Property or Acquired Asset) to the appropriate Buyer as if such Holdback Property or the relevant part of such Acquired Asset comprising part of Buyer's Acquired Assets had been transferred to such Buyer on the Closing Date; provided, that, as provided in Section 9.7, from and after the Closing Date, such Buyer shall be responsible for Assumed Liabilities relating to such Holdback Property or Acquired Asset, irrespective of when or whether such Holdback Properties or Acquired Assets are actually conveyed to such Buyer; and provided, further, that NGOP shall not be required to enter into any agreement which could, in NGP's reasonable determination, adversely affect NGP's tax status as a real estate investment trust.

          (e) With respect to each Holdback Property, on the business day prior to the Holdback Property Closing Date for such Holdback Property, the relevant Buyer shall make a deposit of immediately available funds in the amount of the Allocated Value for such Holdback Property with the Seller.

          3.5.  Purchase Price Determinations.  Seller and each Buyer shall work
                -----------------------------
in good faith to arrive at a final determination of the Purchase Price pursuant to Sections 3.2 through 3.4. Time shall be of the essence in such determinations.

                                  ARTICLE IV

                                    CLOSING
                                    -------

          4.1.  Closing.  The purchase and sale (the "Closing") provided for in
                -------                               -------
this Agreement will take place at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, on the Closing Date concurrently with the closing under Section 1.4 of the Stock Purchase Agreement. Subject to Sections 3.4 and 6.7, the parties shall endeavor to consummate all of the Contemplated Transactions on such date or as soon as practicable thereafter. Failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this Section 4.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. Notwithstanding the foregoing, the relevant Buyer hereunder can require Seller to consummate the sale of any particular Acquired Asset despite the absence of any required Consent to such sale. In such event, such Buyer shall indemnify Seller on commercially reasonable terms for any Losses which it might incur as a result of such sale.

          4.2.  Closing Costs; Transfer Taxes and Fees.  NGOP shall be
                --------------------------------------
responsible for any documentary, transfer, sales, use or other taxes, any deficiency, interest or penalty asserted with respect thereto and any fees and costs of recording or filing all applicable conveyancing instruments described in Section 4.3(b) imposed by reason of the transfers of the NGOP Acquired Assets hereunder, the costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred relating thereto and the costs of purchasing title insurance policies, updated surveys and environmental site assessments for the NGOP Acquired Assets, if any. AGC shall be responsible for any documentary, transfer, sales, use or other taxes, any deficiency, interest or penalty asserted with respect thereto and any fees and costs of recording or filing all applicable conveyancing instruments described in Section 4.3(b) imposed by reason of the transfers of the AGC Acquired Assets hereunder, the costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred relating thereto and the costs of purchasing environmental site assessments for the AGC Acquired Assets, if any.

          4.3.  Conveyances at Closing.
                -----------------------

          (a) Payment of Purchase Price.  Subject to Section 3.4, at the Closing
              -------------------------
(i) NGOP will deliver to Seller the NGOP Purchase Price less the NGOP Deposits
                                                        ----
and (ii) AGC will deliver to Seller the AGC Purchase Price less the AGC
                                                           ----
Deposits. All payments under this Section 4.3(a) shall be made by wire transfer of immediately available funds to an account or accounts designated by Seller.

          (b) Instruments and Possession.  Subject to Sections 3.4 and 6.7, to
              --------------------------
effect the sale and transfer referred to in Section 2.1 hereof, Seller will cause the appropriate member or members of the Transfer Group to, at the Closing, execute and deliver to the Buyers:

               (i) Deeds, in form reasonably acceptable to NGOP, conveying, in the aggregate, all of the real property owned by any member of the Transfer Group that is included in the Acquired Assets;

               (ii) General Assignment and Bills of Sale, in the form attached hereto as Exhibit A and Exhibit B, conveying in the aggregate to NGOP and
               ---------     ---------
     AGC, respectively, all of the tangible and intangible personal property owned by any member of the Transfer Group that is included in the Acquired Assets;

               (iii)  Assignments of Lease in the form attached hereto as

     Exhibit C with respect to the Leases owned by any member of the Transfer
     ---------
     Group that are included
     in the Acquired Assets with any changes required to comply with the local law of the jurisdiction where the conveyed leasehold is located;

               (iv) Assignments of Water Rights, in the form attached hereto as Exhibit D, conveying in the aggregate all of the Acquired Companies' water
     ---------
     rights directly or indirectly owned or held by any member of the Transfer Group that are included in the Acquired Assets; and

               (v) such other instruments as may reasonably be requested by the Buyers to vest in the Buyers title in and to the Acquired Assets in accordance with the provisions hereof.

          (c) Assumption Documents.  At the Closing, subject to Section 3.4(d),
              --------------------
NGOP shall execute and deliver to Seller an Assumption Document in the form of Exhibit E, with respect to the NGOP Assumed Liabilities and AGC shall execute
---------
and deliver to Seller an Assumption Document in the form of Exhibit F, with
                                                            ---------
respect to the AGC Assumed Liabilities.

          (d)  AGC Leases.  At the Closing, subject to Sections 3.4 and 6.7, AGC
               ----------
and NGOP shall execute and deliver to each other the AGC Leases with respect to each of the NGOP Properties.

          (e) Permits and Consents.  At the Closing, subject to Sections 3.4 and
              --------------------
6.7, Seller shall cause the appropriate members of the Transfer Group to deliver the appropriate Buyer all Permits and any other third party consents and estoppels required for the valid transfer of the Acquired Assets and the assumption of the Assumed Liabilities as contemplated by this Agreement.

          (f) Blackstone Water Rights Agreement.  At the Closing, subject to
              ---------------------------------
Sections 3.4 and 6.7, NGOP and AGC shall execute and deliver the Blackstone Water Rights Agreement in the form of Exhibit G to the designee of CCI as CCI
                                      ---------
shall notify NGOP hereunder.

          (g) Cobblestone Trademark Assignment.  At the Closing, subject to
              --------------------------------
Sections 3.4 and 6.7, Seller shall cause the appropriate members of the Transfer Group to execute and deliver to AGC the Cobblestone Trademark Assignment in the form of Exhibit H.
        ---------

          (h) Cobblestone Trademark License.  Immediately after the Closing,
              -----------------------------
subject to Sections 3.4 and 6.7, AGC shall execute and deliver the Cobblestone Trademark License in the form of Exhibit I to the parties set forth therein
                                 ---------

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF SELLER AND BUYERS
              ---------------------------------------------------

          5.1.  Representations and Warranties of Seller.  Seller represents and
                ----------------------------------------
warrants to each Buyer and NGP as follows.

          (a) Representations and Warranties from the Stock Purchase Agreement:
              ----------------------------------------------------------------
Each of the Current Owners' representations and warranties contained in Article II of the Stock Purchase Agreement is true, correct and complete, as of the date it was made, subject only to the exceptions thereto contained in the disclosure schedules attached to the Stock Purchase Agreement.

          (b)  Organization and Good Standing.  Seller is a limited liability
               ------------------------------
company, duly formed, validly existing and in good standing under the laws of the State of Delaware, with organizational power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under this Agreement, each Concurrent Agreement, the Stock Purchase Agreement and each other agreement entered into in connection therewith to which it is a party.

          (c)  Authority; No Conflict.  This Agreement constitutes the legal,
               ----------------------
valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Upon the execution and delivery by Seller of the Concurrent Agreements to which it is a party, such Concurrent Agreements will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Seller has the right, power and authority to execute and deliver this Agreement and the Concurrent Agreements to which it is a party and to perform its respective obligations under this Agreement and such Concurrent Agreements. The execution, delivery and performance of this Agreement and the Concurrent Agreements to which Seller is a party have been duly and validly authorized by all necessary action of Seller.

          (d)  Brokers or Finders.  Except as set forth on Schedule 5.1(d),
               ------------------
neither Seller nor any agent thereof has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions

          5.2.  Representations and Warranties of the Buyers.  Each Buyer
                --------------------------------------------
severally, but not jointly, represents and warrants to Seller as follows:

          (a)  Organization and Good Standing.  Buyer is the type of business
               ------------------------------
organization set forth in the Preamble to this Agreement, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full organizational power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under each Contract to which it is a party.

          (b) Authority; No Conflict.  This Agreement constitutes the legal,
              ----------------------
valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Upon the execution and delivery by Buyer of the Concurrent Agreements to which it is a party, such Concurrent Agreements will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Buyer has the right, power and authority to execute and deliver this Agreement and the Concurrent Agreements to which it is a party and to perform its respective obligations under this Agreement and such Concurrent Agreements. The execution, delivery and performance of this Agreement and the Concurrent Agreements to which Buyer is a party have been duly and validly authorized by all necessary action (corporate or other) of Buyer.

          (c)  Brokers or Finders.  Except as set forth on Schedule 5.2(c),
               ------------------
neither Buyer nor any agent thereof has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

                                  ARTICLE VI

                        COVENANTS OF SELLER AND BUYERS
                        ------------------------------

          6.1.  Covenants of Seller.  Seller hereby covenants that the Current
                -------------------
Owners will perform all of their covenants contained in the Stock Purchase Agreement at the times and in the manners specified therein and subject to the limitations thereof.

          6.2.  Stock Purchase Agreement; Amendments; Waivers and Consents.
                ----------------------------------------------------------
Seller shall be bound by and shall fully comply with the terms of the Stock Purchase Agreement. Seller shall not without the prior written consent of each Buyer do any of the following, in each case, to the extent such action would affect, in any manner, the Acquired Assets or the Assumed Liabilities acquired or assumed by such Buyer hereunder:

          (a) assign, pledge or otherwise encumber any of its right, title or interest under, in or to the Stock Purchase Agreement to anyone other than the Buyers and their respective successors, assigns and designees hereunder and the CCI Designees and their respective successors, assigns and designees under the CCI Asset Purchase Agreement;

          (b) take or omit to take any action, the taking or omission of which would result in an alteration or impairment of the effect of any of the representations, warranties, covenants, indemnities or other provisions of the Stock Purchase Agreement;

          (c) enter into any agreement amending or supplementing the Stock Purchase Agreement in any material respect;

          (d) grant any consents, waivers (including without limitation any waivers of any closing conditions) or approvals under the Stock Purchase Agreement; or

          (e) make any decision as to whether to exercise the right of Seller to terminate the Stock Purchase Agreement; provided that if Seller has the right to terminate the Stock Purchase Agreement pursuant to Section 9.1(d) or 9.1(e) thereof, Seller shall do so unless (i) each Buyer agrees otherwise or (ii) (A) Seller pays to NGOP an amount equal to (w) the NGOP Deposits less NGOPs'
                                                             ----
Percentage of all expenses incurred by Seller as of the date of such payment in accordance with Section 6.8 hereof plus (x) interest on the amount determined
                                   ----
under
clause (w) at an interest rate equal to the rate at which interest is earned on the deposit made pursuant to Section 1.2 of the Stock Purchase Agreement; and
(B) Seller pays to AGC an amount equal to (y) the AGC Deposits less AGC's
                                                               ----
Percentage of all expenses incurred by Seller as of the date of such payment in accordance with Section 6.8 hereof plus (z) interest owned on the amount
                                   ----
determined under clause (y) at an interest rate equal to the rate at which interest is earned on the deposit made pursuant to Section 1.2 of the Stock Purchase Agreement.

          6.3.  Negative Covenant.  Except as otherwise expressly permitted by
                -----------------
this Agreement, between the date of this Agreement and the final Property Closing Date, Seller will not without the prior written consent of each Buyer, take any affirmative action, or fail to take any reasonable action within its control, a result of which there would be an adverse effect on the Acquired Assets or the Assumed Liabilities acquired or assumed by such Buyer hereunder.

          6.4.  Notification.  Between the date of this Agreement and the final
                ------------
Property Closing Date, Seller will promptly notify each Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of the representations and warranties contained in this Agreement. During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant contained in this Agreement or the CCI Asset Purchase Agreement or of the occurrence of any event that may make the satisfaction of the conditions in this Agreement or the CCI Asset Purchase Agreement impossible or unlikely. No notice given pursuant to this Section 6.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading. Seller will deliver to each Buyer a copy of each demand, notice, communication or document of a material nature delivered to or sent by it in any way relating to this Agreement, the CCI Asset Purchase Agreement or the Stock Purchase Agreement and will keep each Buyer informed of all material circumstances known to it bearing upon the representations, warranties, covenants and indemnities or other provisions of the Stock Purchase Agreement.

          6.5.  Access and Investigation.  Between the date of this Agreement
                ------------------------
and the final Property Closing Date, Seller, to the fullest extent permitted under the Stock Purchase Agreement, and will cause its Representatives and Representatives of the Acquired Companies to, (a) afford each Buyer and their respective Representatives, lenders and other potential financing sources and their respective Representatives (collectively, "Buyers' Advisors") full access
                                                 ----------------
to the Acquired Companies' personnel, properties, contracts, books and records and other documents and data, (b) furnish the Buyers and the Buyers' Advisors with copies of all such contracts, books and records, and other existing documents and data as the Buyers may reasonably request, and (c) furnish the Buyers and the Buyers' Advisors with such additional financial, operating and other data and information as either Buyer may reasonably request.

          6.6.  Employee Matters.
                ----------------

          (a) AGC shall ensure that each Acquired Property Employee who remains an Acquired Property Employee as of the Property Closing Date with respect to the Acquired Property at which such Acquired Property Employee is employed will remain employed in a comparable position on and immediately after the Property Closing Date with respect to the Acquired Property at which such Acquired Property Employee is employed for such period of time as determined by AGC, at not less than the same base rate of pay, except as otherwise provided in this Section 6.6. Notwithstanding the foregoing, AGC shall not, at any time prior to 60 days after the Closing Date, effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), or comparable conduct under
                                          ----
any applicable state law, affecting in whole or in part any facility, site of employment, operating unit or employee of the Acquired Property without complying fully with the requirements of WARN.

          (b) To the extent permissible under applicable law and to the extent that service is relevant for purposes of eligibility and vesting under any employee benefit plan, program or arrangement established or maintained by AGC (other than any defined benefit pension plan) following the Property Closing Date with respect to each Acquired Property, for the benefit of Acquired Property Employees employed at such Acquired Property as of the relevant Property Closing Date at such time as any employee benefit plan, program or arrangement is made available to such Acquired Property Employees, such plan, program or arrangement shall credit such employees for service on or prior to such Property Closing Date that was recognized by the Current Owners or the Acquired Companies, as the case may be, for purposes of employee benefit plans, programs or arrangements (including vacation policies) maintained by any of them. In addition, with respect to any welfare benefit plan (as defined in Section 3(1) of ERISA) established or maintained by AGC following such Property Closing Date, for the benefit of Acquired Property Employees at such Acquired Property, to the extent permissible under applicable law, such plan shall waive any pre-existing condition exclusions and provide that any covered expenses incurred during the 1999 plan year on or before such Property Closing Date by such an Acquired Property Employee or by a covered dependent shall be taken into account for purposes of satisfying applicable deductible coinsurance and maximum out-of-pocket provisions after such Property Closing Date.

          (c) AGC agrees that it will make COBRA continuation coverage available to each Acquired Property Employee who is a COBRA qualified beneficiary under the Benefit Plans immediately prior to the Property Closing Date with respect to the Acquired Property at which such Acquired Property Employee is employed.

          (d) For a period of one year following the Closing Date, AGC shall provide each Acquired Property Employee that remains an Acquired Property Employee as of the Property Closing Date with respect to the Acquired Property at which such Acquired Property Employee is employed with benefits that either are (i) substantially comparable, in the aggregate, to the benefits provided under the Benefit Plans as in effect immediately prior to the Closing Date or
(ii) the same as the benefits generally made available to a majority of AGC's similarly situated employees.

          (e) From and after the Property Closing Date with respect to the Acquired Property at which such Acquired Property Employee is employed, AGC will honor in accordance with their terms all of the severance payments pursuant to Severance Arrangements between any of the Acquired Companies and the Acquired Property Employees at such Acquired Property in effect as of February 10, 1999 and listed on Schedule 2.12(a) of the Stock Purchase Agreement as such Severance Arrangements relate to such Acquired Property Employees.

          (f) Anything in this Agreement to the contrary notwithstanding, (i) AGC hereby agrees to indemnify Seller and its Affiliates against and hold Seller and its Affiliates harmless from any and all Losses arising out of or otherwise in respect of any of the following: (a) any claim made by any Acquired Property Employee against Seller or any of its Affiliates for any severance or termination benefits pursuant to the provisions of the Severance Arrangements or any applicable federal or state law arising after the Closing Date, (b) any action taken after the Closing Date by AGC with respect to any plan (including any Benefit Plan), (c) any claim for payments or benefits by Acquired Property Employees or their beneficiaries under any Benefit Plan, (d) any liability of Seller relating to an Acquired Property Employee that would have been a liability of AGC under this Section 6.6 but for the fact that the Acquired Property at which such Acquired Property Employee is employed was conveyed to the applicable Buyer after the Closing Date and (e) any failure of AGC to discharge its obligations under this Section 6.6, but excluding from clauses
(a), (b), (c), (d) and (e) all Seller Liabilities and Liabilities assumed by the CCI Designees and their affiliates under the CCI Asset Purchase Agreement, and
(ii) Seller agrees to indemnify the Buyers and their respective Affiliates against and hold the Buyers and their respective Affiliates harmless from any and all Losses arising out of or otherwise in respect of any claim made by any Acquired Companies Employee against either Buyer or any of their respective Affiliates for (x) any Retention Bonuses and (y) any other employee benefit obligation of the Acquired Companies to the Acquired Companies Employees not expressly to be undertaken by AGC pursuant to this Section 6.6, without regard to the Threshold Amount or the Maximum Amount; provided, however, that the procedural requirements of Sections 9.2 through 9.5 shall apply to Seller's and AGC's indemnification obligations under this Section 6.6(f).

          (g) Notwithstanding anything else contained herein to the contrary, nothing in this Section 6.6 shall be construed to create any third party beneficiary rights in any person who is not a party to this Agreement.

          6.7.  Consents and Best Efforts.  The relevant Buyer hereunder will
                -------------------------
and will cause each of its Affiliates to, as soon as practicable, commence to take all action required to obtain all Permits, consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including Governmental Authorities, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the NGOP Acquired Assets or the AGC Acquired Assets, as applicable. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to (i) use its Best Efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under Legal Requirements to consummate and make effective the Contemplated Transactions and to cause the fulfillment of the parties' obligations hereunder; (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the Contemplated Transactions; and (iii) to cooperate with each other in connection with the foregoing.

          6.8.  Payment of Expenses.
                -------------------

          (a) Except as otherwise expressly provided in this Agreement, the Purchaser Deposits shall be used for payment of all reasonable, out-of-pocket costs and expenses (including attorney's fees and fees and expenses of investment bankers, with the agreement that the aggregate fees paid to the investment bankers will be no more than $3,800,000 and no individual investment banker will earn more than $2,100,000) incurred by Seller, Buyers, CCI and the CCI Designees with respect to the Contemplated Transactions and the transactions contemplated under the CCI Asset Purchase Agreement and the Stock Purchase Agreement.

          (b) Notwithstanding the foregoing, Seller shall not be responsible for costs for which the Buyers are responsible under Section 4.2 and for which the CCI Designees are responsible under the section of the CCI Asset Purchase Agreement corresponding to Section 4.2 and any costs and expenses related to financing by either Buyer or any CCI Designee with respect to the Contemplated Transactions and the transactions contemplated under the CCI Asset Purchase Agreement, fees and expenses related to organizational matters (including tax advice) with respect to the specific parties, and fees and expenses related to the negotiation and preparation of this Agreement, the CCI Asset Purchase Agreement, the Bid Agreement, the Operating Agreement and any other agreements (other than the Stock Purchase Agreement) entered into hereunder; provided, however, Seller shall be responsible for the fees, costs and expenses incurred with respect to the conversion and/or merger of certain members of the Transfer Group into or with limited liability companies being conducted in conjunction with the transactions contemplated by the Stock Purchase Agreement.

          6.9.  Grant of Liens.  If a Buyer reasonably believes at any time
                --------------
after the date hereof that any of its respective Acquired Assets will not be conveyed to such Buyer on or prior to the 20th day after the Closing Date as a result of the failure of the parties to obtain any necessary consent to or approval of such conveyance then Seller shall, upon the request of such Buyer, grant a lien to such Buyer on such Acquired Assets. Such lien shall be in a form which is reasonably acceptable to such Buyer and Seller and is in conformance with applicable local laws and customs.

          6.10.  Nonsolicitation.  For a period of one year following the
                 ---------------
Closing Date, neither Buyer nor any of their respective Affiliates shall solicit or hire any employee of the Acquired Companies who are employed by the Acquired Companies on the day prior to the Closing Date other than Acquired Property Employees.

                                 ARTICLE VII.

       CONDITIONS PRECEDENT TO SELLER'S AND BUYERS' OBLIGATIONS TO CLOSE
       -----------------------------------------------------------------

          7.1.  Conditions Precedent to Seller's Obligation to Close.  Seller's
                ----------------------------------------------------
obligation to sell the Acquired Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):


          (a) Satisfaction or Waiver of Conditions Precedent in Stock Purchase
              ----------------------------------------------------------------
Agreement.  All of the conditions precedent set forth in Article VII of the
---------
Stock Purchase Agreement shall have been satisfied or waived and the parties thereunder shall then be obligated and prepared to effect the closing thereunder with no further conditions.

          (b)  Buyers' Performance.  All of the covenants and obligations that
               -------------------
the Buyers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (c) Performance of Purchase Deposit Obligations.  Notwithstanding any
              -------------------------------------------
contrary provision herein, each Buyer shall have strictly and timely complied with its obligations under Section 3.1 of this Agreement.

          7.2.  Conditions Precedent to the Buyers' Obligation to Close.  The
                -------------------------------------------------------
Buyers' obligation to purchase the Acquired Assets, assume the Assumed Liabilities and to take the other actions required to be taken by the Buyers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by each Buyer, in whole or in part, in such Buyer's sole discretion):

          (a) Satisfaction or Waiver of Conditions Precedent in Stock Purchase
              ----------------------------------------------------------------
Agreement.  All of the conditions precedent set forth in Article VII of the
---------
Stock Purchase Agreement shall have been satisfied or waived.

          (b)  Seller's Performance.  All of the covenants and obligations that
               --------------------
Seller is required to perform or to comply with pursuant to Sections 6.2 and 6.3 at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                                 ARTICLE VIII

                   TERMINATION; DEPOSIT; LIQUIDATED DAMAGES
                   ----------------------------------------

          8.1.  Termination.  This Agreement shall terminate as follows:
                -----------

          (a) Immediately upon any termination of the Stock Purchase Agreement, without any action of the parties hereto; or

          (b) Immediately upon any material breach by either Buyer of any of its obligations under this Agreement without any action of the parties hereto.

          8.2.  Effect of Termination; Deposit; Liquidated Damages.
                --------------------------------------------------

          (a) Limitation on Liability.  In the event of termination of this
              -----------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Articles VIII, IX and X; provided, however, that nothing herein shall relieve any party from liability for any willful breach hereof.


          (b) Termination of SPA by Current Owners or by Seller; No APA Buyer
              ---------------------------------------------------------------
Default and No CCI APA CCI Designee Default; No Joint APA Buyer Default and CCI
-------------------------------------------------------------------------------
APA CCI Designee Default.  In the event that (i) the Stock Purchase Agreement is
------------------------
terminated by the Current Owners or Seller in accordance with the provisions thereof and (ii) (a) neither Buyer has materially breached any of its obligations under this Agreement and no CCI Designee has materially breached any of its obligations under the CCI Asset Purchase Agreement, or (b) both a

Buyer and a CCI Designee have each materially breached their respective obligations under this Agreement or the CCI Asset Purchase Agreement, as the case may be, the Buyers and the CCI Designees shall be entitled to receive the SPA Termination Net Proceeds and the Net Purchaser Deposits, and such amounts, if any, shall be delivered by Seller to such parties in accordance with their respective Deposit Percentages.


          (c) Termination of SPA; APA Buyer Default or CCI APA Designee Default.
              -----------------------------------------------------------------
In the event that (i) the Stock Purchase Agreement is terminated by the Current Owners in accordance with the provisions thereof and (ii) a Buyer has materially breached its obligations under this Agreement or a CCI Designee has materially breached its obligations under the CCI Asset Purchase, such breaching party(ies) shall not be entitled to any part of the SPA Termination Net Proceeds or the Net Purchaser Deposits which amounts, if any, shall instead be delivered by Seller to the CCI Designees in the event of a breach by a Buyer or to the Buyers in the event of a breach by a CCI Designee in accordance with their relative Deposit Percentages.


          (d) Termination of APA and/or CCI APA but not SPA. In the event that
              ---------------------------------------------
(i) this Agreement is terminated for a material breach by a Buyer of its obligations under this Agreement or the CCI Asset Purchase Agreement is terminated by a material breach by a CCI Designee of its obligations under the CCI Asset Purchase Agreement, but (ii) the Stock Purchase Agreement is not terminated, such breaching parties shall not be entitled to any part of the Purchaser Deposits which amounts shall instead be delivered by the Seller to the CCI Designees in the event of a breach by a Buyer or to the Buyers in the event of a breach by a CCI Designee in accordance with their relative Deposit Percentages. In the event that (i) both a Buyer and a CCI Designee have each materially breached their respective obligations under this Agreement or the CCI Asset Purchase Agreement, as the case may be, but (ii) the Stock Purchase Agreement is not terminated, then no redistribution of the Purchaser Deposits shall be made by Seller and the Purchaser Deposits shall be applied as required under the Stock Purchase Agreement.

          (e) In the event amounts are received by Seller pursuant to Section 1.2(c) of the Stock Purchase Agreement, Seller shall pay to each Buyer the result of (x) such Buyers' Deposit Percentage multiplied by (y) any amounts so
                                              -------------
received by Seller

          (f) Seller shall have no liability with respect to payments under this Agreement which correspond to payments from the Current Owners under the Stock Purchase Agreement unless and until Seller shall have received such corresponding payments from the Current Owners under the Stock Purchase Agreement. Seller shall use its best efforts to pursue any such claim under the Stock Purchase Agreement.

          (g) The entitlement to receive or retain amounts hereunder shall be the sole and exclusive remedy of the receiving or retaining party and shall constitute liquidated damages, and each party shall be relieved and released from any further liability and obligations hereunder, subject to continuing obligations as set forth in Article X. The parties agree that actual damages accruing from the termination of this Agreement are incapable of precise estimation and would be difficult to prove, that the rights stipulated in this
Section 8.2 bear a reasonable relationship to the potential injury likely to be sustained in the event of such breach and that the stipulated payments are intended by the parties to provide just compensation in the event of a such a breach and are not intended to compel performance or to constitute a penalty for nonperformance.

          (h) Notwithstanding any contrary provision, the amounts otherwise payable to NGOP pursuant to this Section 8.2 (the "NGOP Base Amount") shall not
                                                   ----------------
exceed the sum of (A) the maximum amount that can be paid to NGOP without causing NGP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c) (2) (A)-(H) and 856(c) (3) (A)-(I) of the Code

("Qualifying Income") and as if NGP had $400,000 of income from unknown sources
  -----------------
which was not Qualifying Income (in addition to any known or anticipated income of NGP which was not Qualifying Income), as determined by NGP's independent accountants, and (B) the NGOP Base Amount less the amounts paid under clause (A) in the event NGP receives a reasoned opinion from outside counsel or a ruling from the Internal Revenue Service (the "Break-Up Fee Guidance") indicating that
                                        ---------------------
NGOP's receipt of the NGOP Base Amount would either constitute Qualifying Income or would be excluded from NGP's gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements"). In the event that NGOP
                                    -----------------
is not able to receive the full NGOP Base Amount due to the above limitation, Seller shall place the unpaid amount in escrow and shall not release any portion thereof unless and until NGP receives (and delivers to Seller) any one or combination of the following, once or more often: (i) a letter from NGP's independent accountants indicating the maximum amount that can be paid to NGOP at that time without causing NGP to fail to meet the REIT Requirements (calculated as described above) or (ii) the Break-Up Fee Guidance; in which event Seller shall pay to NGOP the lesser of the unpaid NGOP Base Amount or the maximum amount stated in the letter referred to in (i). Seller's obligation to pay any unpaid portion of the NGOP Base Amount shall terminate six years from the date of this Agreement, at which time any remaining amounts in the escrow
shall be returned to Seller.   The limitations and the procedures set forth
above for receiving the NGOP Base Amount shall be referred to as the "REIT
                                                                      ----
Limit."
-----
                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

          9.1.  Survival.
                --------

          (a) Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained herein, as the case may be, shall survive the Closing and shall remain in full force and effect in perpetuity; provided, however, that the representations and warranties of Seller which are based on the representations and warranties of the Current Owners in the Stock Purchase Agreement (other than those contained in Sections 2.1, 2.2, 2.8, 2.9 and 2.17 thereof) shall survive the Closing for a period of one (1) year after the Closing Date and the representations and warranties of the Seller which are based on the representations and warranties of the Current Owners contained in Sections 2.8 and 2.9 of the Stock Purchase Agreement shall survive until the seven (7) year anniversary of the Closing Date.

          (b) Subject to the limitations and other provisions of this Agreement, including Section 9.1(a) above, each covenant and agreement of the parties hereto contained in Section 6.1 shall survive the Closing and shall remain in full force and effect for: (i) one (1) year or (ii) until the end of the applicable period specified in the Stock Purchase Agreement with respect to such covenant or agreement. All other covenants contained herein shall survive the Closing in perpetuity.

          9.2.  Indemnification of NGOP by Seller.
                ---------------------------------

          (a) Seller agrees, subject to the other terms and conditions of this Agreement (including Section 9.6(a)), to indemnify NGOP and its Affiliates, officers, directors, employees, agents, successors and assigns (each an "NGOP
                                                                         ----
Indemnified Party") against and hold them harmless from all Losses arising out
-----------------
of (i) the breach of any representation or warranty of Seller contained in this Agreement (ii) any breach of any covenant or agreement of Seller contained in this Agreement, (iii) the Indemnified Disputes and (iv) any Shareholder Action, subject to the REIT Limit, applied as if any amount to be paid pursuant to this sentence was included in the NGOP Base Amount. Anything in Section 9.2 to the contrary notwithstanding, no claim may be asserted nor any action commenced against Seller for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by Seller describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the thirtieth (30th) day after the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.1.

          (b) The indemnification obligations of Seller pursuant to Section 9.2(a) (excluding the indemnification obligations of Seller for Excluded Claims; the amount paid with respect to Excluded Claims shall not be counted in any calculation of the Threshold Amount or the Maximum Amount) shall not be effective until the aggregate dollar amount of: (i) all Losses (including without limitation NGOP's expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) that would otherwise be indemnifiable pursuant to Section 9.2(a) plus (ii) all Losses (including without
                                         ----
limitation AGC's expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) that would otherwise be indemnifiable pursuant to Section 9.3(a) plus (iii) all Losses (including
                                         ----
without limitation the aggregate CCI Designees' expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) that would otherwise be indemnifiable pursuant to the section of the CCI Asset Purchase Agreement corresponding to Section 9.2(a) plus (iv) all Losses
                                                   ----
(including without limitation Seller's expenses of defending and/or settling any claim or dispute giving rise to an indemnification obligation of the Current Owners under Section 8.2 of the Stock Purchase Agreement) relating to Seller Assets or Seller Liabilities that would otherwise be indemnifiable pursuant to
Section 8.2 of the Stock Purchase Agreement, exceeds the Threshold Amount, and then only to the extent such aggregate amount exceeds the Threshold Amount. The indemnification obligations of Seller pursuant to Section 9.2(a) (excluding the indemnification obligation of Seller related to Excluded Claims) shall be effective only until (w) the dollar amount paid in respect of the Losses (including without limitation NGOP's expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) indemnified against under Section 9.2(a) (excluding the indemnification obligations of Seller related to Excluded

Claims), plus (x) the dollar amount paid in respect of the Losses (including
         ----
without limitation AGC's expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) indemnified against under Section 9.3(a) (excluding the indemnification obligations of Seller related to Excluded Claims), plus (y) the dollar amount paid in respect of the
                             ----
Losses (including without limitation the aggregate CCI Designees' expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) indemnified against under the section of the CCI Asset Purchase Agreement corresponding to Section 9.2(a) (excluding the indemnification obligations of Seller related to Excluded Claims) plus (z)
                                                                  ----
the dollar amount paid in respect of the Losses (including without limitation, Seller's expenses of defending and/or settling any claim or dispute giving rise to an indemnification obligation of the Current Owners under Section 8.2 of the Stock Purchase Agreement (excluding indemnification obligations of the Current Owners for Excluded Claims), equal the Maximum Amount for all Losses.

          For purposes of this Section 9.2(b), in computing such individual or aggregate amounts of claims, the amount of any insurance proceeds and any indemnity, contribution or other similar payment actually received by the NGOP Indemnified Parties, the AGC Indemnified Parties, the CCI Indemnified Parties (as defined in the CCI Asset Purchase Agreement) and Seller in respect of any Losses related to Seller Liabilities, from any third party with respect thereto shall be deducted from each such claim.

          (c) An NGOP Indemnified Party shall give Seller written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which such NGOP Indemnified Party may request indemnification hereunder or as to which the Threshold Amount may be applied as soon as is practicable and in any event within thirty (30) days of the time that such NGOP Indemnified Party learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify Seller shall not affect rights to indemnification hereunder except to the extent that Seller is actually prejudiced by such failure. Seller shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If Seller elects to assume the defense of any such claim or proceeding, Seller shall consult with NGOP and NGOP may participate in such defense, but in such case the expenses of NGOP shall be paid by NGOP. NGOP shall provide Seller with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with Seller in the defense or settlement thereof, and Seller shall reimburse NGOP for all its reasonable out-of-pocket expenses in connection therewith. If Seller elects to direct the defense of any such claim or proceeding, NGOP shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless Seller consents in writing to such payment or unless Seller, subject to the last sentence of this Section 9.2(c), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of Seller is entered against NGOP for such liability. If Seller fails to defend or if, after commencing or undertaking any such defense, Seller fails to prosecute or withdraw from such defense, NGOP shall have the right to undertake the defense or settlement thereof, at Seller's expense. If NGOP assumes the defense of any such claim or proceeding pursuant to this Section 9.2(c) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then NGOP shall give Seller prompt written notice thereof, and Seller shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (d) NGOP hereby acknowledges and agrees that from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, including the NGOP Acquired Assets and the NGOP Assumed Liabilities, shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing and except as specified herein, NGOP hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action relating to the subject matter of this Agreement that they may have against Seller arising under or based upon any Law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

          (e) Except as set forth in this Agreement, Seller is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of NGOP, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

          (f) Seller shall have no liability under any provision of this Agreement for and in no event shall the Threshold Amount be applied to any consequential damages. NGOP shall take all reasonable steps to mitigate Losses for which indemnification may be claimed pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses.

          (g) Seller shall have no liability under any provision of this Section
9.2 relating to indemnification for breaches of Sections 5.1 or 6.1 unless and until, and only to the extent, Seller shall have received corresponding indemnity payments from the Current Owners under Article VIII of the Stock Purchase Agreement. Seller shall use its Best Efforts to pursue any claim under said provisions of the Stock Purchase Agreement.

          (h) Notwithstanding any contrary provision, if any member of the Transfer Group is the owner of any NGOP Acquired Assets that such member of the Transfer Group is unable or fails to assign, convey or transfer to NGOP in accordance with this Agreement, NGOP's sole remedy shall be limited to specific performance.

          9.3.  Indemnification of AGC by Seller.
                --------------------------------

          (a) Seller agrees, subject to the other terms and conditions of this Agreement (including Section 9.6(a)), to indemnify AGC and its Affiliates, officers, directors, employees, agents, successors and assigns (each an "AGC
                                                                         ---
Indemnified Party") against and hold them harmless from all Losses arising out
-----------------
of (i) the breach of any representation or warranty of Seller contained in this Agreement (ii) any breach of any covenant or agreement of Seller contained in this Agreement, (iii) the Indemnified Disputes and (iv) any Shareholder Action. Anything in Section 9.3 to the contrary notwithstanding, no claim may be asserted nor any action commenced against Seller for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by Seller describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the thirtieth (30th) day after the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.1.

          (b) The indemnification obligations of Seller pursuant to Section 9.3(a) (excluding the indemnification obligations of Seller for Excluded Claims; the amount paid with respect to Excluded Claims shall not be counted in any calculation of the Threshold Amount or the Maximum Amount) shall not be effective until the aggregate dollar amount of: (i) all Losses (including without limitation AGC's expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) that would otherwise be indemnifiable pursuant to Section 9.3(a) plus (ii) all Losses (including without
                                         ----
limitation NGOP's expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) that would otherwise be indemnifiable pursuant to Section 9.2(a) plus (iii) all Losses (including
                                         ----
without limitation the aggregate CCI Designees' expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) that would otherwise be indemnifiable pursuant to the section of the CCI Asset Purchase Agreement corresponding to Section 9.3(a) plus (iv) all Losses
                                                   ----
(including without limitation Seller's expenses of defending and/or settling any claim or dispute giving rise to an indemnification obligation of the Current Owners under Section 8.2 of the Stock Purchase Agreement) relating to Seller Assets or Seller Liabilities that would otherwise be indemnifiable pursuant to
Section 8.2 of the Stock Purchase Agreement, exceeds the Threshold Amount, and then only to the extent such aggregate amount exceeds the Threshold Amount. The indemnification obligations of Seller pursuant to Section 9.3(a) (excluding the indemnification obligation of Seller related to Excluded Claims) shall be effective only until (w) the dollar amount paid in respect of the Losses (including without limitation AGC's expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) indemnified against under Section 9.3(a) (excluding the indemnification obligations of Seller related to Excluded Claims), plus (x) the dollar amount paid in respect
                                    ----
of the Losses (including without limitation NGOP's expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) indemnified against under Section 9.3(a) (excluding the indemnification obligations of Seller related to Excluded Claims), plus (y) the dollar amount
                                                   ----
paid in respect of the Losses (including without limitation the aggregate CCI Designees' expenses of defending and/or settling any claim or dispute giving rise to such indemnification obligation) indemnified against under the section of the CCI Asset Purchase Agreement corresponding to Section 9.2(a) (excluding the indemnification obligations of Seller related to Excluded Claims) plus (z)
                                                                      ----
the dollar amount paid in respect of the Losses (including without limitation, Seller's expenses of defending and/or settling any claim or dispute giving rise to an indemnification obligation of the Current Owners under Section 8.2 of the Stock Purchase Agreement (excluding indemnification obligations of the Current Owners for Excluded Claims), equal the Maximum Amount for all Losses.

          For purposes of this Section 9.3(b), in computing such individual or aggregate amounts of claims, the amount of any insurance proceeds and any indemnity, contribution or other similar payment actually received by the AGC Indemnified Parties, the NGOP Indemnified Parties, the CCI Indemnified Parties (as defined in the CCI Asset Purchase Agreement) and Seller in respect of any Losses related to Seller Liabilities from any third party with respect thereto shall be deducted from each such claim.

          (c) Seller shall give AGC written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which such Seller may request indemnification hereunder or as to which the Threshold Amount may be applied as soon as is practicable and in any event within thirty (30) days of the time that such Seller learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify AGC shall not affect rights to indemnification hereunder except to the extent that AGC is actually prejudiced by such failure. Seller shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If Seller elects to assume the defense of any such claim or proceeding, Seller shall consult with AGC and AGC may participate in such defense, but in such case the expenses of AGC shall be paid by AGC. AGC shall provide Seller with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with Seller in the defense or settlement thereof, and Seller shall reimburse AGC for all its reasonable out-of-pocket expenses in connection therewith. If Seller elects to direct the defense of any such claim or proceeding, AGC shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless Seller consents in writing to such payment or unless Seller, subject to the last sentence of this Section 9.3(c), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of Seller is entered against AGC for such liability. If Seller fails to defend or if, after commencing or undertaking any such defense, Seller fails to prosecute or withdraw from such defense, AGC shall have the right to undertake the defense or settlement thereof, at Seller's expense. If AGC assumes the defense of any such claim or proceeding pursuant to this Section 9.3(c) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then AGC shall give Seller prompt written notice thereof, and Seller shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (d) AGC hereby acknowledges and agrees that from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, including the AGC Acquired Assets and the AGC Assumed Liabilities, shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing and except as specified herein, AGC hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action relating to the subject matter of this Agreement that they may have against Seller arising under or based upon any Law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

          (e) Except as set forth in this Agreement, Seller is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of AGC, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

          (f) Seller shall have no liability under any provision of this Agreement for and in no event shall the Threshold Amount be applied to any consequential damages. AGC shall take all reasonable steps to mitigate Losses for which indemnification may be claimed pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses.

          (g) Seller shall have no liability under any provision of this Section
9.3 relating to indemnification for breaches of Sections 5.1 or 6.1 unless and until, and only to the extent, Seller shall have received corresponding indemnity payments from the Current Owners under Article VIII of the Stock Purchase Agreement. Seller shall use its Best Efforts to pursue any claim under said provisions of the Stock Purchase Agreement.

          (h) Notwithstanding any contrary provision, if any member of the Transfer Group is the owner of any AGC Acquired Assets that such member of the Transfer Group is unable or fails to assign, convey or transfer to AGC in accordance with this Agreement, AGC's sole remedy shall be limited to specific performance.

          9.4.  Indemnification of Seller by NGOP.
                ---------------------------------

          (a) NGOP agrees, subject to the other terms and conditions of this Agreement (including Sections 9.6(b) and (c)), to indemnify Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") against and hold them harmless from Losses arising
   ------------------------
out of (i) the breach of any representation or warranty of NGOP contained herein, and (ii) any breach of any covenant or agreement of NGOP contained herein.

          (b) NGOP agrees, subject to the other terms and conditions of this Agreement (including Sections 9.6(b) and (c)), to indemnify the Seller Indemnified Parties against and hold them harmless from all Losses arising out of (i) the breach of any representation or warranty of Seller contained in the Stock Purchase Agreement to the extent such breach is caused by any action or omission of NGOP, and (ii) any breach of any covenant or agreement of Seller contained in the Stock Purchase Agreement to the extent such breach is caused by any action or omission of NGOP.

          (c) Anything in this Section 9.4 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against NGOP for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by NGOP describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the thirtieth (30th) day after the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.1, and such claim or action arose on or prior to the date such representation or warranty ceased to survive, in which case such representation or warranty will survive as to such claim until such claim has been finally resolved.

          (d) Seller Indemnified Party shall give NGOP written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which such Seller Indemnified Party may request indemnification hereunder or as to which the Threshold Amount may be applied as soon as is practicable and in any event within thirty (30) days of the time that such Seller Indemnified Party learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify NGOP shall not affect rights to indemnification hereunder except to the extent that the Buyers are actually prejudiced by such failure. NGOP shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If NGOP elects to assume the defense of any such claim or proceeding, NGOP shall consult with the Seller Indemnified Party and the Seller Indemnified Party may participate in such defense, but in such case the expenses of the Seller Indemnified Party shall be paid by the Seller Indemnified Party. The Seller Indemnified Party shall provide NGOP with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with NGOP in the defense or settlement thereof, and NGOP shall reimburse the Seller Indemnified Party for all the reasonable out-of-pocket expenses of such Seller Indemnified Party in connection therewith. If NGOP elects to direct the defense of any such claim or proceeding, the Seller Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless NGOP consents in writing to such payment or unless NGOP, subject to the last sentence of this Section 9.4(d), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of NGOP is entered against the Seller Indemnified Party for such liability. If NGOP fails to defend or if, after commencing or undertaking any such defense, NGOP fails to prosecute or withdraws from such defense, the Seller Indemnified Party shall have the right to undertake the defense or settlement thereof, at NGOP's expense. If the Seller Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.4(d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then such Seller Indemnified Party shall give NGOP prompt written notice thereof and NGOP shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (e) Seller hereby acknowledges and agrees that from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing and except as specified herein, Seller hereby waives to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action relating to the subject matter of this Agreement that it may have against NGOP arising under or based upon any Law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

          (f) Except as set forth in this Agreement, NGOP is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Seller, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

          (g) NGOP shall have no liability under any provision of this Agreement for and in no event shall the Threshold Amount be applied to any consequential damages. Sellers shall take all reasonable steps to mitigate Losses for which indemnification may be claimed pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses.

          (h) No indemnification shall be payable to a Seller Indemnified Party with respect to claims asserted by such Seller Indemnified Party pursuant to
Section 9.4(b) after the Indemnification Cut-Off Date.

          9.5.  Indemnification of Seller by AGC.
                --------------------------------

          (a) AGC agrees, subject to the other terms and conditions of this Agreement, to indemnify each Seller Indemnified Party against and hold them harmless from Losses arising out of (i) the breach of any representation or warranty of AGC contained herein, and (ii) any breach of any covenant or agreement of AGC contained herein.

          (b) AGC agrees, subject to the other terms and conditions of this Agreement (including Sections 9.6(b) and (c)), to indemnify the Seller Indemnified Parties against and hold them harmless from all Losses arising out of (i) the breach of any representation or warranty of Seller contained in the Stock Purchase Agreement to the extent such breach is caused by any action or omission of AGC, and (ii) any breach of any covenant or agreement of Seller contained in the Stock Purchase Agreement to the extent such breach is caused by any action or omission of AGC.

          (c) Anything in this Section 9.5 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against AGC for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by AGC describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the thirtieth (30th) day after the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.1, and such claim or action arose on or prior to the date such representation or warranty ceased to survive, in which case such representation or warranty will survive as to such claim until such claim has been finally resolved.

          (d) Seller Indemnified Party shall give AGC written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which such Seller Indemnified Party may request indemnification hereunder or as to which the Threshold Amount may be applied as soon as is practicable and in any event within thirty (30) days of the time that such Seller Indemnified Party learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify AGC shall not affect rights to indemnification hereunder except to the extent that the Buyers are actually prejudiced by such failure. AGC shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If AGC elects to assume the defense of any such claim or proceeding, AGC shall consult with the Seller Indemnified Party and the Seller Indemnified Party may participate in such defense, but in such case the expenses of the Seller Indemnified Party shall be paid by the Seller Indemnified Party. The Seller Indemnified Party shall provide AGC with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with AGC in the defense or settlement thereof, and AGC shall reimburse the Seller Indemnified Party for all the reasonable out-of-pocket expenses of such Seller Indemnified Party in connection therewith. If AGC elects to direct the defense of any such claim or proceeding, the Seller indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless AGC consents in writing to such payment or unless AGC, subject to the last sentence of this Section 9.5(d), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of AGC is entered against the Seller Indemnified Party for such liability. If AGC fails to defend or if, after commencing or undertaking any such defense, AGC fails to prosecute or withdraws from such defense, the Seller Indemnified Party shall have the right to undertake the defense or settlement thereof, at AGC's expense. If the Seller Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.5(d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then such Seller Indemnified Party shall give AGC prompt written notice thereof and AGC shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (e) Seller hereby acknowledges and agrees that from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing and except as specified herein, Seller hereby waives to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action relating to the subject matter of this Agreement that it may have against AGC arising under or base upon any Law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

          (f) Except as set forth in this Agreement, AGC is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Seller, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

          (g) AGC shall have no liability under any provision of this Agreement for and in no event shall the Threshold Amount be applied to any consequential damages. Sellers shall take all reasonable steps to mitigate Losses for which indemnification may be claimed pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses.

          (h) No indemnification shall be payable to a Seller Indemnified Party with respect to claims asserted by such Seller Indemnified Party pursuant to
Section 9.5(b) after the Indemnification Cut-Off Date.

          9.6.  Allocation of Indemnity Limits.
                ------------------------------

          (a) During the Buyer Claim Period, the indemnity proceeds of Non-Excluded Claims received by Seller under the Stock Purchase Agreement shall be allocated among the Buyers and Seller (on its own behalf and on behalf of the CCI Designees) as follows:

               (i) To the extent recovery of a Non-Excluded Claim is subject, in whole or in part, to the Threshold Amount, the Buyer or the CCI Designee, as the case may be, asserting such indemnity claim shall bear the risk of loss for such claim to the extent such claim, together with all other indemnity claims of the Buyers and the CCI Designees, do not exceed the Threshold Amount; and

               (ii) To the extent that the aggregate indemnity proceeds of Non-Excluded Claims of the Buyers and the CCI Designees exceeds the Threshold Amount, the indemnity proceeds of Non-Excluded Claims received by Seller under the Stock Purchase Agreement shall be allocated among the Buyers and Seller (on its own behalf and on behalf of the CCI Designees) in proportion to the relative Losses suffered by each Buyer and the CCI Designees. Such allocations shall be made irrespective of whether the Losses occur before or after the times that the aggregate Losses exceed the Threshold Amount or the Maximum Amount.


          (b) Promptly after the termination of the Seller Claim Period, Seller shall repay to NGOP, AGC and the CCI Designees the aggregate amount paid to Seller by NGOP, AGC and the CCI Designees pursuant to Sections 9.4(b) and 9.5(b) and the sections of the CCI Asset Purchase Agreement corresponding to Sections 9.4(b) 9.5(b) which exceeds the Maximum Amount, if any. Such amount shall be allocated among NGOP, AGC and the CCI Designees on a relative basis based upon the amounts of such payments by such parties which exceed NGOP's Percentage, AGC's Percentage and the "CCI Designees' Percentage" (as defined in the CCI Asset Purchase Agreement), respectively, of the Maximum Amount.

          (c) Immediately after making the payment(s) described in clause (b) of this Section 9.6, Seller shall repay to NGOP, AGC and the CCI Designees an aggregate amount equal to the Threshold Amount. The Threshold Amount shall be allocated among NGOP, AGC and the CCI Designees on a relative basis based upon the net amount paid by NGOP, AGC and the CCI Designees to Seller pursuant to Sections 9.4(b) and 9.5(b) and the sections of the CCI Asset Purchase Agreement corresponding to Sections 9.4(b) and 9.5(b) after giving effect to any repayments described in clause (b) of this Section 9.6 and the section of the CCI Asset Purchase Agreement corresponding to Section 9.6(b).

          9.7.  Indemnification for Assumed and Excluded Liabilities.
                ----------------------------------------------------

          (a) From and after the Closing, (i) NGOP shall indemnify and save and hold harmless, Seller, its Affiliates and subsidiaries, and its Representatives from and against any and all Losses incurred in connection with, arising out of, resulting from any NGOP Assumed Liability, (ii) AGC shall indemnify and save and hold harmless, Seller, its Affiliates and subsidiaries, and its Representatives from and against any and all Losses incurred in connection with, arising out of, resulting from any AGC Assumed Liability and (iii) Seller shall indemnify and save and hold harmless, the Buyers, their respective Affiliates and subsidiaries, and their respective Representatives from and against any and all Losses incurred in connection with, arising out of, resulting from any Excluded Liability. The indemnification obligations under this Section 9.7 shall be without regard to the Threshold Amount or the Maximum Amount.

          (b) The party seeking indemnity under this Section 9.7 shall give the indemnifying party written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which such indemnified party may request indemnification under this Section 9.7; provided, however, that the failure to so notify the indemnifying party shall not affect rights to indemnification hereunder except to the extent that the indemnifying party is actually prejudiced by such failure. The indemnifying party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the indemnifying party elects to assume the defense of any such claim or proceeding, the indemnified party shall consult with the indemnifying party, the indemnified party may participate in such defense, but in such case the expenses of the indemnified party shall be paid by the indemnified party. The indemnified party shall provide the indemnifying party with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the indemnifying party in the defense or settlement thereof, and the indemnifying party shall reimburse the indemnified party for all the reasonable out-of-pocket expenses of such indemnified party in connection therewith. If the indemnifying party elects to direct the defense of any such claim or proceeding, the indemnified party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, or unless the indemnifying party consents in writing to such payment unless the indemnifying party, subject to the last sentence of this Section 9.7(b), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the indemnifying party is entered against the indemnified party for such liability. If the indemnifying party fails to defend or if, after commencing or undertaking any such defense, the indemnifying party fails to prosecute or withdraws from such defense, the indemnified party shall have the right to undertake the defense or settlement thereof, at the indemnifying party's expense. If the indemnified party assumes the defense of any such claim or proceeding pursuant to this
Section 9.7(b) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then such indemnified party shall give the indemnifying party prompt written notice thereof and the indemnifying party shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (c) Notwithstanding the foregoing, if any party entitled to indemnification under this Section 9.7 determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          9.8.  Control Over Proceedings.  In connection with indemnification
                ------------------------
claims by NGOP or AGC pursuant to Sections 9.2 and 9.3 relating to breaches of
Section 5.1 or 6.1, the Seller shall pursue indemnification claims under the Stock Purchase Agreement at the direction of the party making the claim hereunder. In addition, in the event Seller is directing the defense or settlement of any claim or proceeding under Article VIII of the Stock Purchase Agreement, a Buyer who is required to indemnify Seller hereunder with respect to such claim or proceeding shall be entitled to direct Seller in the defense or settlement of any such claim or proceeding, but in such cases the expenses of Seller shall be paid by such Buyer. In respect of the foregoing, the parties agree that Seller shall be acting as the agent of the Buyers, shall act at the direction of the Buyers and shall not personally benefit from any such claims or rights.

                                  ARTICLE X.

                              GENERAL PROVISIONS.
                              ------------------

          10.1.  Consents to Assignment. Anything in this Agreement to the
                 ----------------------
contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a default thereof or in any way adversely affect the rights of the Buyers thereunder.

          10.2.  Public Announcements. The parties hereto will, and will cause
                 --------------------
each of their Affiliates to, maintain this Agreement confidential and will not, and will cause each of their Affiliates not to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto which consent shall not be unreasonably withheld; provided, however, that nothing herein will prohibit Seller or either Buyer from issuing or causing publication of any such press release or public announcement to the extent that such party reasonably determines, after consultation with outside legal counsel, such action to be required by Law or the rules of any applicable self-regulatory organization, in which event such party will use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

          10.3.  Confidentiality.  Subject to the requirements of applicable
                 ---------------
Law until the Closing, the parties will, and will instruct each of their respective Affiliates, associates, partners, and Representatives (the "Confidants") to, hold in confidence all Confidential Information (as defined
 ----------
below), will use such information only in connection with the consummation of the Contemplated Transactions and any transactions related to the financing of such transactions, and, if this Agreement is terminated in accordance with its terms, will (i) if the Stock Purchase Agreement has been terminated, deliver promptly to the disclosing persons (or destroy all Derivative Works and, at the disclosing person's request, destroy such Confidential Information and certify to the disclosing persons the destruction of same) all copies of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their control or (ii) if the Confidential Information relates to any of the Acquired Assets or Assumed Liabilities and the Stock Purchase Agreement has not been terminated, such information will be delivered to Seller for the benefit of any nonbreaching party. Each party hereto agrees that money damages would not be a sufficient remedy for any breach of this Section 10.3 by the other party hereto or any of its Confidants, and that, in addition to all other remedies, such non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each such party further agrees to waive and to use its best efforts to cause its Confidants to waive, any requirement for the securing or posting of any bond in connection with any such remedy. Each party agrees to be responsible for any breach of this Section 10.3 by any of its Confidants. As used herein, "Confidential Information" shall mean all nonpublic, confidential, or proprietary information of or relating to any of the following: any Current Owner, any Company, or any assets or liabilities to be transferred to or acquired by any CCI Designee, NGP, NGOP or AGC, and shall include, without limitation: (i) methods of operation, (ii) identities of customers, members, suppliers, and employees, (iii) cost and expense information, (iv) pricing information, (v) financial statement and other financial information, and (vi) any other information that is not made generally available to persons outside the person disclosing such information, or of another person whose information such party (the "Obligated Party") has or may have in its possession under obligations of confidentiality or restricted use, which is disclosed as such by the Obligated Party. Confidential Information shall also include all analyses, compilations, extracts, reports, studies or other documents, data, valuations or information that contain, are derived from or reflect any Confidential Information (collectively, "Derivative Works"). Confidential Information shall not include any information that (i) is already known to the recipient on a non-confidential basis prior to the time of its receipt; (ii) is or becomes publicly available other than through acts of the person revealing such Confidential Information or its Confidants; (iii) is rightfully received from a third person without similar restriction from such person, and the disclosure of which by such third person does not constitute a violation of a confidentiality or restricted use obligation; or (iv) is independently developed by the recipient without the benefit of Confidential Information and is so documented or otherwise proved. Notwithstanding the foregoing, if the Closing under the Stock Purchase Agreement occurs, the Confidential Information relating to the AGC or NGOP Acquired Assets or Assumed Liabilities shall be delivered to AGC or NGOP as appropriate, and the Confidential Information relating to any CCI Designee's Acquired Assets or Assumed Liabilities shall be delivered to such CCI Designee; provided, however, that each recipient agrees to make such information available to Seller or such other parties as shall be necessary to discharge any party's tax obligations or obligations to the Current Owners under the Stock Purchase Agreement.

          10.4.  Notices.  All notices, consents, waivers, and other
                 -------
communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by a nationally recognized overnight delivery service (e.g., Federal Express) or (c) one business day after mailed to the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            (a)   If to NGOP:

                  National Golf Operating Partnership, L.P.
                  c/o National Golf Properties, Inc.
                  2951 28th Street, Suite 3001
                  Santa Monica, California 90405
                  Attention:  Scott Thompson, Esq.
                  Telephone:  (310) 664-4100
                  Facsimile:  (310) 664-6170

                  If to AGC:
                  American Golf Corporation
                  2951 28th Street, Suite 3001
                  Santa Monica, California 90405
                  Attention:  Ted Kahan, Esq.
                  Telephone: (310) 664-4263
                  Facsimile:  (310) 664-6165

        In each case, with a copy to:
                  Latham & Watkins
                  633 West Fifth Street
                  Suite 4000
                  Los Angeles, California 90071
                  Attention: Edward Sonnenschein, Jr., Esq.
                  Telephone: (213) 485-1234
                  Facsimile:  (213) 891-8763
        (b) If to Seller:

                  Golf Acquisitions, L.L.C.        -and-   Golf Acquisitions, L.L.C.
                  c/o ClubCorp., Inc.                      c/o American Golf Corporation
                  3030 LBJ Freeway, Suite 700              2951 28th Street
                  Dallas, Texas  75234-7703                Santa Monica, CA  90405
                  Attention:  Chief Executive Officer      Attention: Ted Kahan, Esq.
                  Telephone: (972) 888-7321                Telephone: (310) 664-4263
                  Facsimile:  (972) 888-7583               Facsimile: (310) 664-6165

                  With a copy (which shall not constitute notice) to:

                  Munsch Hardt Kopf & Harr, P.C.
                  4000 Fountain Place
                  1445 Ross Avenue
                  Attention: John C. Rutherford, Esq.
                  Telephone: (214) 855-7579
                  Facsimile:  (214) 855-4372

                  and

                  Latham & Watkins
                  633 West Fifth Street
                  Suite 4000
                  Los Angeles, California 90071
                  Attention:   Edward Sonnenschein, Jr., Esq.
                  Telephone: (213) 485-1234
                  Facsimile:  (213) 891-8763

          10.5.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

          10.6.  Dispute Resolution Process. The parties hereby agree to binding
                 --------------------------
arbitration in accordance with this Section 10.6 as the exclusive means to resolve all disputes arising out of or relating to this Agreement, the Operating Agreement, and any other aspect of the parties' or their Affiliates' relationship to each other.

          (a) The parties agree first to try in good faith to resolve the dispute by mediation administered by the American Arbitration Association

("AAA") under its Commercial Financial Disputes Mediation Rules, before
  ---
resorting to arbitration. Thereafter, any unresolved controversy or claim shall be resolved by arbitration administered by the AAA in accordance with its Commercial Financial Disputes Arbitration Rules (the "Rules"), and judgment upon
                                                      -----
the award rendered by the arbitrator(s) may be entered in a court having jurisdiction thereof pursuant to applicable law.

          (b) Notwithstanding any provision to the contrary, neither the exercise of any right to negotiation, mediation or arbitration, nor the commencement or prudency of any proceeding, shall limit the right of any party to this Agreement to seek judicial equitable relief, or other equitable relief available to it under applicable statutory and/or case law.

          (c) Arbitrators appointed by AAA hereunder shall be appointed from the National Roster for Commercial Financial Disputes as provided in the Rules unless otherwise mutually agreed to by the parties. Mediators shall be appointed with consent by the parties, from the National Panel of Mediators, when practicable, but otherwise by AAA.

          (d) With respect to any action arising out of this Agreement, including any matter subject to judicial determination under this Section, each party hereby (i) irrevocably submits to the exclusive jurisdiction of any Delaware state court sitting in the City of Wilmington or the United States District Court for the District of Delaware; (ii) agrees that all claims in such action may be decided in such court; (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum; and (iv) consents to service of process by mail.

          10.7. Waiver of Jury Trial. Consistent with Section 10.6, each party to this Agreement hereby waives its respective right to a jury trial of any permitted claim or cause of action arising out of this Agreement, the Contemplated Transactions, or any dealings between any of the parties hereto relating to the subject matter of this Agreement or the Contemplated Transactions. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject mater of this Agreement or the Concurrent Agreements, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement, the Concurrent Agreements or to any other document or agreement relating to the Contemplated Transactions.

          10.8.   Waiver.  Except as otherwise expressly provided herein to the
                  ------
contrary, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          10.9.  Entire Agreement and Modification.  This Agreement supersedes
                 ---------------------------------
all prior agreements between the parties with respect to its subject matter (excluding the Operating Agreement but including the Bid Agreement) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          10.10. Assignments, Successors, and No Third-Party Rights.  Except as
                 --------------------------------------------------
provided in clauses (a) and (e) of Section 6.2, no party may assign any of its rights under this Agreement without the prior consent of the other parties, except that the Buyers may assign any of its rights under this Agreement to any subsidiary or corporate parent of the Buyers or as collateral security for any borrowings; provided that the parties acknowledge that NGOP may assign its rights hereunder with respect to the Acquired Property known as "Sweetwater Country Club" to an entity designated by NGOP. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement; provided that the parties acknowledge that the CCI Designees are intended third party beneficiaries of the Blackstone Water Rights Agreement. Except as provided in the proviso to the immediately preceding sentence, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          10.11. No Assignment of Stock Purchase Agreement.  Neither this
                 -----------------------------------------
Agreement nor any of the rights granted hereunder shall be deemed to be an assignment, in whole or in part, of the Stock Purchase Agreement or any of the rights, interests or obligations thereunder.

          10.12. No Partnership or Joint Venture.  This Agreement shall not
                 -------------------------------
constitute a joint venture, partnership or limited liability company between one or more of NGOP, NGP, AGC, Seller or any CCI Designee. AGC's rights and obligations under this Agreement are not provided to or assumed by AGC in its capacity as a member of Seller.

          10.13. Severability.  If any provision of this Agreement is held
                 ------------
invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          10.14. Section Headings, Construction.  The headings of Sections in
                 ------------------------------
this Agreement are provided for convenience only and will not affect its construction or interpretation. Unless otherwise expressly provided, all references to "Section," "Sections," "Article," "Articles," "Schedule," "Schedules," "Exhibit," or "Exhibits" refer to the corresponding Section, Sections, Article, Articles, Schedule, Schedules, Exhibit or Exhibits of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          10.15. No Interpretation Against Drafter.  This Agreement is the
                 ---------------------------------
product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

          10.16. Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Each such multiple counterpart of this Agreement may be transmitted via facsimile or other similar electronic means and executed by one or more of the undersigned, and a facsimile of the signature of one or more of the undersigned shall be deemed an original signature for all purposes and have the same force and effect as a manually-signed original.

                            (Signature page follows)

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                 GOLF ACQUISITIONS, L.L.C.

                                 By:   /s/  Edward R. Sause
                                      ------------------------------------
                                 Name: Edward R. Sause
                                 Title: President

                                 By:   /s/ Mary Cowser
                                      ------------------------------------
                                 Name: Mary Cowser
                                 Title: Senior Vice President

                                 NATIONAL GOLF PROPERTIES, INC.

                                 By:   /s/ Scott S. Thompson
                                      ------------------------------------

                                 Name: Scott S. Thompson
                                 Title: Vice President

                                 NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

                                 By: NATIONAL GOLF PROPERTIES, INC.,
                                     its General Partner

                                     By:  /s/ Scott S. Thompson
                                        ----------------------------------
                                     Name: Scott Thompson
                                     Title: Vice President


                                 AMERICAN GOLF CORPORATION

                                 By:   /s/  Edward R. Sause
                                      ------------------------------------
                                 Name: Edward R. Sause
                                 Title: President

                                 Schedule 1.1
                                 ------------


                Acquired Property                      State
                -----------------                      -----
Part A (NGOP Acquired Properties)
---------------------------------
Ahwatukee Country Club                               Arizona
Foothills Golf Club                                  Arizona
The Lakes at Ahwatukee                               Arizona
Red Mountain Ranch Country Club                      Arizona
Carmel Mountain Ranch                                California
Eagle Crest Golf Club                                California
El Camino County Club                                California
The Vineyard at Escondido                            California
Los Rios Country Club                                Texas
Pecan Grove Country Club                             Texas
Ridgeview Ranch Country Club                         Texas
Thorntree Country Club                               Texas
The Trails at Frisco (Blackstone)                    Texas
Woodlake Country Club                                Texas
Sweetwater Country Club                              Texas
Brandermill Country Club                             Virginia
Kiskiack Golf Club                                   Virginia
Virginia Oaks Country Club                           Virginia
Trophy Club of Apalachee                             Georgia
Trophy Club of Atlanta                               Georgia


Part B (AGC Acquired Properties)
--------------------------------
Balboa Golf Course                                   California
Saticoy Golf Course                                  California
Redhawk Golf Club                                    California

                                   EXHIBIT A
               FORM OF NGOP GENERAL ASSIGNMENT AND BILL OF SALE

                      GENERAL ASSIGNMENT AND BILL OF SALE
                      -----------------------------------

          THIS GENERAL ASSIGNMENT AND BILL OF SALE (this "Bill of Sale") is made
                                                          ------------
as of this _____ day of March, 1999, by [Tranferor 1], successor in interest to __________ ("Transferor 1"), and [Transferor 2], successor in interest to
             ------------
__________ ("Transferor 2"; Transferor 1 and Transferor 2 are each a
             ------------
"Transferor" and collectively, "Transferors"), for the benefit of NATIONAL GOLF
 ----------                     -----------
OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Transferee").  All
                                                              ----------
capitalized terms used but not specifically defined herein shall have the meanings given to them in that certain Asset Purchase Agreement, dated as of March __, 1999, by and among Golf Acquisitions, L.L.C. ("Acquisitions LLC"),
                                                         ----------------
American Golf Corporation, National Golf Properties, Inc. and Transferee (the

"Purchase Agreement"), which Purchase Agreement is incorporated herein by this
-------------------
reference.

                                    RECITALS
                                    --------

          A. Each Transferor is a direct or indirect wholly-owned subsidiary of Acquisitions LLC.

          B. Each Transferor owns, leases or subleases, as the case may be, certain real properties located in the State of __________, as more particularly described in "Exhibit A," attached hereto (collectively, the "Land"), and the
              ---------                                       ----
buildings, structures and other improvements situated thereon (collectively, the "Improvements"), and certain Personal Property (as hereinafter defined), if any
 ------------
(which Personal Property, together with the Land and Improvements are sometimes hereinafter collectively referred to as the "Property").
                                             --------

          C. Pursuant to the terms of the Purchase Agreement, Acquisition LLC agreed to cause Transferors to transfer to Transferee all of Transferors' right, title and interest in and to the Property.

          D. In order to perfect the transfer and vesting of the Personal Property (hereinafter defined) to and in Transferee and in order that Transferee shall be in possession of an instrument evidencing the same, Transferors have agreed to execute and deliver this Bill of Sale.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, for and in consideration of the foregoing premises, and the undertakings set forth below, each Transferor hereby agrees as follows:

          1.  Transfer and Assignment of Personal Property.
              --------------------------------------------

          Subject to the terms and provisions of the Purchase Agreement and excluding any property or assets conveyed to American Golf Corporation pursuant to the terms of the Purchase Agreement or by separate assignment or bill of sale executed contemporaneously herewith, each Transferor hereby grants, transfers, assigns, conveys and delivers to Transferee and its successors and assigns, to have and to hold to and for its and their own use and benefit forever, absolutely and unconditionally, all of its right, title and interest, if any, in and to any and all of the following (collectively, the "Personal Property"): (i)
                                                        -----------------
all tangible personal property of whatever kind or character now or hereafter owned by any Transferor and attached to, installed, located on or about, or in connection with the ownership of the Property, including, without limitation, all of Transferor's right, title and interest in and to all air conditioning, heating, lighting, refrigeration, plumbing, ventilating, incinerating and electrical equipment, fixtures, including trade fixtures, furniture, furnishings, equipment, machinery, tools, sprinklers, hoses, repair parts, appliances, televisions, communications and security equipment, drapes, floor coverings, pylons and other signs, golf carts and other motor vehicles, and (ii) all intangible property, including by way of example and not by limitation, (A) any and all patents, patent applications, licenses, tradenames, trademarks, service marks and registrations, logos, designs, tradestyles or other product or business identifiers and all other intellectual property assets associated and used in connection with the operation of the Property and all variations thereof (excluding, however, the Cobblestone Trademark Assets), together with all continuations, divisions or reissues thereof and all rights to any claims and demands Transferor may have at law or in equity arising out of any infringement of any of the foregoing, (B) any and all leases or subleases covering any portion of the Land, Improvements, furniture, fixtures, equipment and vehicles or other personal property located on the Property (to the extent assignable),
(C) all rights to and under any contracts, warranties or guaranties relating solely to the ownership of the Property, and all rights to recovery of judgments relating solely to the ownership of the Property, (D) all books and records, files, operating manuals, lists, telephone numbers and financial data related to the ownership of the Property, (E) all governmental permits, dedications, approvals, rights of use licenses and certificates of occupancy (excluding, however, any liquor or alcoholic beverage licenses) relating to the ownership of the Property (to the extent assignable), (F) all architectural and engineering drawings, plans, specifications, design layouts, surveys, reports, studies, construction and development contracts and subcontracts, if any, (G) all minerals, oil, gas and other hydrocarbons located in or beneath the Land, along with all rights to surface and subsurface entry, and (H) any appurtenances, rights, including reversionary rights, easements, and privileges belonging to or running with the Land, including, without limitation, all rights under any restrictive covenants, reciprocal easement agreements and use or other deed restrictions or relating to any property owners' association, all parking rights, all land laying in the bed of any street, road, cul-de-sac, alley or access way, open or closed, existing, vacated or proposed, adjoining, adjacent to or contiguous to the Land, all awards for damage to the Land or taking by eminent domain of any portion thereof or the change in the grade of any street adjoining the Land, all strips and gores of land adjoining or surrounded by the Land, and all zoning and land use entitlement and development rights pertaining to the Land.

          2.  No Warranty; Non-Recourse.  SUBJECT TO THE TERMS AND PROVISIONS OF
              -------------------------
THE PURCHASE AGREEMENT, THE SALE, CONVEYANCE, ASSIGNMENT, TRANSFER AND DELIVERY MADE HEREUNDER IS ON AN AS-IS BASIS, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SUBJECT TO THE TERMS AND PROVISIONS OF THE PURCHASE AGREEMENT, THIS BILL OF SALE IS MADE WITHOUT RECOURSE WITH RESPECT TO ANY TRANSFEROR OR WITH RESPECT TO ANY OF THE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, AGENTS, EMPLOYEES, REPRESENTATIVES, OR OTHER CONSTITUENT ENTITIES OF ANY TRANSFEROR.

          3.  Further Assurances.  Each Transferor, for itself and its heirs and
              ------------------
assigns, hereby covenants that, from time to time after delivery of this instrument, at Transferee's request and without further consideration, such Transferor will execute and deliver or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Transferee reasonably may require to effect the transactions contemplated by this Bill of Sale and to effectively vest in Transferee the Personal Property and to put Transferee in possession of the Personal Property, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same. Each Transferor hereby appoints Transferee as its agent and attorney, in its own name or in the name of the Transferee, to receive, collect, enforce and sue for any and all of the Personal

Property transferred hereby, and to endorse any checks or other instruments payable to Transferee or its order received in payment therefor. The powers granted herein are irrevocable and coupled with an interest.

          4.  Relationship with Purchase Agreement.  In the event that any
              ------------------------------------
provision of this Bill of Sale shall be construed to conflict with any provision in the Purchase Agreement, the provisions in the Purchase Agreement shall be deemed to be controlling.

          5.  Governing Law.  This Bill of Sale shall be governed by, and
              -------------
construed in accordance with the laws of the State of Delaware.

          6.  Successors and Assigns.  This Bill of Sale shall be binding upon
              ----------------------
and inure to the benefit of Transferor and Transferee and their respective successors and assigns.

                         NO FURTHER TEXT ON THIS PAGE.

          IN WITNESS WHEREOF, Transferor has caused this Bill of Sale to be executed as of the date and year first written above.

                                    [TRANFEROR 1]

                                    By:__________________________
                                    Name:
                                    Title:

                                    [TRANFEROR 2]

                                    By:__________________________
                                    Name:
                                    Title:

                                   EXHIBIT A
                                   ---------

                        Legal Description of Properties




                                    Exh. A

                                   EXHIBIT B

                FORM OF AGC GENERAL ASSIGNMENT AND BILL OF SALE

                      GENERAL ASSIGNMENT AND BILL OF SALE
                      -----------------------------------

          THIS GENERAL ASSIGNMENT AND BILL OF SALE (this "Bill of Sale") is made
                                                          ------------
as of this _____ day of March, 1999, by [Tranferor 1], successor in interest to __________ ("Transferor 1"), and [Tranferor 2], successor in interest to
             ------------
__________ ("Transferor 2"; Transferor 1 and Transferor 2 are each a
             ------------
"Transferor" and collectively, "Transferors"), for the benefit of AMERICAN GOLF
 ----------                     -----------
CORPORATION, a California corporation ("Transferee").  All capitalized terms
                                        ----------
used but not specifically defined herein shall have the meanings given to them in that certain Asset Purchase Agreement, dated as of March __, 1999, by and among Golf Acquisitions, L.L.C. ("Acquisitions LLC"), National Golf Operating
                                  ----------------
Partnership, L.P., National Golf Properties, Inc. and Transferee (the "Purchase
                                                                       --------
Agreement"), which Purchase Agreement is incorporated herein by this reference.
---------

                                    RECITALS
                                    --------

          A. Each Transferor is a direct or indirect wholly-owned subsidiary of Acquisitions LLC.

          B. Each Transferor owns, leases or subleases, as the case may be, certain real properties located in the State of ___________ as more particularly described in "Exhibit A," attached hereto (collectively, the "Land"), and the
              ---------                                       ----
buildings, structures and other improvements situated thereon (together with the Land, the "Property") and certain operational assets related thereto.
               --------

          C. Pursuant to the terms of the Purchase Agreement, Acquisition LLC agreed to cause Transferors to transfer to Transferee all of Transferors' right, title and interest in and to the Purchased Assets (hereafter defined).

          D. In order to perfect the transfer and vesting of the Purchased Assets to and in Transferee and in order that Transferee shall be in possession of an instrument evidencing the same, Transferors have agreed to execute and deliver this Bill of Sale.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, for and in consideration of the foregoing premises, and the undertakings set forth below, each Transferor hereby agrees as follows:

          1.  Transfer and Assignment of Purchased Assets.
              -------------------------------------------

          Subject to the terms and provisions of the Purchase Agreement and excluding any property or assets relating to the ownership of the Property conveyed to National Golf Operating Partnership, L.P. pursuant to the terms of the Purchase Agreement or by separate assignment or bill of sale executed contemporaneously herewith, each Transferor hereby grants, transfers, assigns, conveys and delivers to Transferee and its successors and assigns, to have and to hold to and for its and their own use and benefit forever, absolutely and unconditionally, all of its right, title and interest, if any, in and to any and all of the following (collectively, the "Purchased Assets"): (i) all inventory,
                                         ----------------
professional shop merchandise, saleable food and non-alcoholic beverage inventory, food service equipment and supplies, recreational equipment, gasoline and lubricants, fertilizer, seed, sand, chemicals, irrigation parts and supplies, kitchen utensils, linen, glassware, flatware, china, cleaning equipment and supplies, computers and software used in the operation of the Property, (ii) all management contracts, operating and maintenance agreements, service agreements, supply contracts, licenses, permits, warranties, guaranties and all other contracts relating to the operation of the Property, (iii) all rights to recovery of judgments and all books and records relating to the operation of the Property (including all equipment records, administrative files, catalogs, operating manuals and existing financial data), (iv) all membership applications and related agreements, including all membership lists and membership billing records (together with all fees and deposits related thereto), (v) the goodwill of the business operated on the Property and (vi) any other property or assets which are required to be conveyed to Transferee pursuant to the terms of the Purchase Agreement.

          2.  No Warranty; Non-Recourse.  SUBJECT TO THE TERMS AND PROVISIONS OF
              -------------------------
THE PURCHASE AGREEMENT, THE SALE, CONVEYANCE, ASSIGNMENT, TRANSFER AND DELIVERY MADE HEREUNDER IS ON AN AS-IS BASIS, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SUBJECT TO THE TERMS AND PROVISIONS OF THE PURCHASE AGREEMENT, THIS BILL OF SALE IS MADE WITHOUT RECOURSE WITH RESPECT TO ANY TRANSFEROR OR WITH RESPECT TO ANY OF THE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, AGENTS, EMPLOYEES, REPRESENTATIVES, OR OTHER CONSTITUENT ENTITIES OF ANY TRANSFEROR.

          3.  Further Assurances.  Each Transferor, for itself and its heirs and
              ------------------
assigns, hereby covenants that, from time to time after delivery of this instrument, at Transferee's request and without further consideration, such Transferor will execute and deliver or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Transferee reasonably may require to effect the transactions contemplated by this Bill of Sale and to effectively vest in Transferee the Purchased Assets and to put Transferee in possession of the Purchased Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same. Each Transferor hereby appoints Transferee as its agent and attorney, in its own name or in the name of the Transferee, to receive, collect, enforce and sue for any and all of the Purchased Assets transferred hereby, and to endorse any checks or other instruments payable to Transferee or its order received in payment therefor. The powers granted herein are irrevocable and coupled with an interest.

          4.  Relationship with Purchase Agreement.  In the event that any
              ------------------------------------
provision of this Bill of Sale shall be construed to conflict with any provision in the Purchase Agreement, the provisions in the Purchase Agreement shall be deemed to be controlling.

          5.  Governing Law.  This Bill of Sale shall be governed by, and
              -------------
construed in accordance with the laws of the State of Delaware.

          6.  Successors and Assigns.  This Bill of Sale shall be binding upon
              ----------------------
and inure to the benefit of Transferor and Transferee and their respective successors and assigns.

                         NO FURTHER TEXT ON THIS PAGE.

          IN WITNESS WHEREOF, each Transferor has caused this Bill of Sale to be executed as of the date and year first written above.

                              [TRANFEROR 1]

                              By: ___________________________
                                  Name:
                                  Title:

                              [TRANSFEROR 2]

                              By: ___________________________
                                  Name:
                                  Title:

                                   EXHIBIT A
                                   ---------

                        Legal Description of Properties





                                    Exh. A

                                   EXHIBIT C
                          FORM OF ASSIGNMENT OF LEASE


RECORDING REQUESTED BY:
AND WHEN RECORDED MAIL TO:

Latham & Watkins
633 W. Fifth St., Suite 4000
Los Angeles, CA 90071
Attention:  David N. Fong


--------------------------------------------------------------------------------
                   ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

          THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (this "Assignment") is
                                                                ----------
made as of March __, 1999, by and between ESCONDIDO CONSULTING ACQUISITION, L.L.C., a Delaware limited liability company, successor in interest to Escondido Consulting, Inc., as more particularly described on Exhibit C attached hereto ("Assignor"), and NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a Delaware limited
  --------
partnership ("Assignee").
              --------

          A. Assignor is the owner of leasehold estates in certain land described on Exhibit A attached hereto (collectively, the "Property"), under the
             ---------                                     --------
leases and amendments thereto listed on Exhibit B attached hereto (collectively,
                                        ---------
the "Leases").
     ------

          B. Pursuant to the terms and provisions of that certain Asset Purchase Agreement, dated as of March ___, 1999, among Golf Acquisitions, L.L.C., American Golf Corporation, National Golf Properties, Inc., and Assignee (the "Purchase Agreement"), Assignor desires to transfer and assign to Assignee
      ------------------
as of the date hereof all of Assignor's right, title and interest in and to the Leases, including, all of Assignor's right, title and interest in any improvements on the applicable Property (collectively, the "Improvements") and
                                                            ------------
Assignee desires to assume all of Assignor's obligations under the Leases arising from and after the date hereof (the "Closing Date").
                                             ------------

          C. In order to transfer the Leases to Assignee and in order that Assignee shall be in possession of a document evidencing the same, Assignor and Assignee have made this Assignment.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

          1.  Transfer and Assignment.  Assignor hereby grants, assigns,
              -----------------------
transfers, conveys and delivers to Assignee, absolutely and unconditionally, all of Assignor's right, title and interest in, to and under the Leases and any and all Improvements.

          2.  Acceptance and Assumption.  Assignee hereby accepts the foregoing
              -------------------------
transfer and assignment of the Leases and Improvements and agrees to assume all obligations of Assignor with respect to the Leases accruing or arising from and after the Closing Date, subject to the terms of the Purchase Agreement.

          3.  Indemnification.  The indemnification provisions of the Purchase
              ---------------
Agreement shall be deemed incorporated by reference herein to apply to any losses, costs, expenses, liabilities or other matters arising under the Leases on account of a default thereunder by either Assignor or Assignee.

          4.  Successors and Assigns.  This Assignment shall be binding upon and
              ----------------------
inure to the benefit of Assignor and Assignee and their respective successors and assigns.

          5.  Further Acts. Assignor and Assignee each agree for itself and its
              ------------
successors and assigns that, from time to time after the date hereof, and without further consideration, to execute and deliver such other documents of conveyance and transfer and perform such other acts as may be necessary to effectuate the intents and purposes of this Assignment.

          6.  Counterparts.  This Assignment may be executed in any number of
              ------------
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment via telephone facsimile transmission shall be effective as delivery of a manually executed counterpart of this Assignment.

          7.  Authority.  Each of the parties hereto represent and warrant to
              ---------
the other that this Assignment, and all documents to be executed by such party in connection herewith, have been duly authorized, executed and delivered by such party.

          8.  Governing Law.  This Assignment shall be construed and enforced
              -------------
according to and governed by the law of the State of Delaware.

                         NO FURTHER TEXT ON THIS PAGE.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

Assignor:                     MEDITRUST GOLF GROUP, INC., a Delaware
                              corporation

                              By:______________________________
                              Name:____________________________
                              Title:___________________________

Assignee:
                              NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a
                              Delaware limited partnership

                              By:  NATIONAL GOLF PROPERTIES,
                                   INC., a  Maryland corporation, its
                                   General Partner

                                   By:_________________________
                                   Name:_______________________
                                   Title:______________________

                                   Exhibit A
                                   ---------

                               LEGAL DESCRIPTION




                                    Exh. A

                                   Exhibit B
                                   ---------

                                     LEASES





                                    Exh. B

                                   Exhibit C
                                   ---------

                                    Exh. C

STATE OF NEW YORK                                   )
                                                    ) SS
COUNTY OF NEW YORK                                  )




          On _______________, 1999, before me, ____________________ , a notary public, personally appeared _______________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed this instrument.

          WITNESS my hand and official seal.



                                 ------------------------------------
                                 Notary Public
                                 My commission expires:



STATE OF NEW YORK                                   )
                                                    ) SS
COUNTY OF NEW YORK                                  )



          On _______________, 1999, before me, ____________________ , a notary public, personally appeared _______________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed this instrument.

          WITNESS my hand and official seal.



                                 ------------------------------------
                                 Notary Public
                                 My commission expires:

                                   EXHIBIT D
                      FORM OF ASSIGNMENT OF WATER RIGHTS

                          ASSIGNMENT OF WATER RIGHTS
                          --------------------------

          THIS ASSIGNMENT OF WATER RIGHTS (the "Assignment"), is made and
                                                ----------
entered into as of March ___, 1999 (the "Effective Date"), by MEDITRUST GOLF
                                         --------------
GROUP, INC., a Delaware corporation ("Assignor") for the benefit of NATIONAL
                                      --------
GOLF OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Assignee").
                                                                   --------

          WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of March ___, 1999, among, Golf Acquisitions, L.L.C., National Golf Properties, Inc., Assignee and American Golf Corporation (the "Purchase Agreement"),
                                                   ------------------
Assignor desires to assign to Assignee all of its right title and interest to any and all existing water wells located on, or used in connection with the operation of the real properties more particularly described on Exhibit A
                                                                ---------
attached hereto (collectively, the "Property"), all water from such wells, all
                                    --------
water rights, rights under any water leases, contracts or permits, riparian rights, appropriative and pueblo rights, and water allocations arising from or otherwise related to the Property, along with all rights to surface and subsurface entry (collectively, the "Water Rights");
                                     ------------

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby agrees as follows:

          Assignor hereby assigns, transfers, grants and conveys to Assignee all of its right, title and interest to all Water Rights and Assignee hereby accepts such assignment, subject to the limitations set forth in the Purchase Agreement.

          This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

                     SIGNATURES COMMENCE ON FOLLOWING PAGE.

          In witness whereof, Assignor has executed this Assignment on the date first above written.

                              MEDITRUST GOLF GROUP, INC.,

                              a Delaware corporation

                              By:___________________________
                              Name:_________________________
                              Title:________________________

                                   EXHIBIT A
                                   ---------

                        Legal Description of Properties




                                    Exh. A

                                   EXHIBIT E
                       FORM OF NGOP ASSUMPTION DOCUMENT

                             ASSUMPTION AGREEMENT
                             --------------------

          This ASSUMPTION AGREEMENT (this "Assumption Agreement"), dated as of
                                           --------------------
March ___, 1999, is made, executed and delivered by NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Assignee") to GOLF
                                                    --------
ACQUISITIONS, L.L.C., a Delaware limited liability company ("Acquisition LLC").
                                                             ---------------

                                  Background
                                  ----------

          Acquisition LLC, Assignee, National Golf Properties, Inc., and American Golf Corporation, a California corporation ("AGC") are parties to a
                                                      ---
certain Asset Purchase Agreement, dated as of March ___, 1999 (the "Purchase
                                                                    --------
Agreement").  The Purchase Agreement provides, among other things, for the
---------
acquisition by Assignee of certain golf course assets owned or held by certain subsidiaries of Acquisition LLC and the assumption by Assignee of those liabilities listed under the definition of "NGOP Assumed Liabilities" in the Purchase Agreement (the "Assumed Obligations"). Capitalized terms used but not
                         -------------------
otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

                                     Terms
                                     -----

          In consideration of the mutual covenants contained in this Assumption Agreement and in the Purchase Agreement and intending to be legally bound, the parties hereto agree as follows:

          1.  Assumption.  Assignee hereby assumes and agrees to pay, fully
              ----------
satisfy when due and fully perform and discharge when required, all obligations, commitments and liabilities, of every kind and description, whether known or unknown, primary or secondary, direct or indirect, recorded or unrecorded, contingent or absolute arising out of or related to the Assumed Obligations, subject to the terms of the Purchase Agreement. Except as otherwise expressly assumed herein, Assignee does not assume and shall not in any manner be responsible, directly or indirectly, for any liability (including, without limitation, any contingent liability), obligation, lien or encumbrance of AGC, Acquisition LLC or any Acquired Company.

          2.  Successors and Assigns.  This Assumption Agreement shall be
              ----------------------
binding upon and inure to the benefit of the parties hereto and their respective assigns, transferees and successors.

          3.  Benefit.  This Assumption Agreement is being delivered in favor of
              -------
Acquisition LLC.

          4.  Governing Law.  This Assumption Agreement shall be governed by and
              -------------
construed in accordance with the laws of the State of Delaware.

          5.  Relationship with the Purchase Agreement.  In the event that any
              ----------------------------------------
provision of this Assumption Agreement is construed to conflict with any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall be deemed controlling.

          6.  Counterparts.  This Assumption Agreement may be executed in one or
              ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         NO FURTHER TEXT ON THIS PAGE.

          IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be duly executed as of the date and year first above written.

                              NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

                              BY:   NATIONAL GOLF PROPERTIES, INC., its
                                    General Partner

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                              GOLF ACQUISITIONS, L.L.C.

                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________

                                   EXHIBIT F
                        FORM OF AGC ASSUMPTION DOCUMENT

                             ASSUMPTION AGREEMENT
                             --------------------

          This ASSUMPTION AGREEMENT (this "Assumption Agreement"), dated as of
                                           --------------------
March ___, 1999, is made, executed and delivered by AMERICAN GOLF CORPORATION, a California corporation ("Assignee") to GOLF ACQUISITIONS, L.L.C., a Delaware
                         --------
limited liability company ("Acquisition LLC").
                            ---------------

                                  Background
                                  ----------

          Acquisition LLC, Assignee, National Golf Properties, Inc., and National Golf Operating Partnership, L.P., ("NGOP") are parties to a certain
                                             ----
Asset Purchase Agreement, dated as of March ___, 1999 (the "Purchase
                                                            --------
Agreement"). The Purchase Agreement provides, among other things, for the acquisition by Assignee of certain golf course assets owned or held by certain subsidiaries of Acquisition LLC and the assumption by Assignee of those liabilities listed under the definition of "AGC Assumed Liabilities" in the Purchase Agreement (the "Assumed Obligations"). Capitalized terms used but not
                         -------------------
otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

                                     Terms
                                     -----

          In consideration of the mutual covenants contained in this Assumption Agreement and in the Purchase Agreement and intending to be legally bound, the parties hereto agree as follows:

          1.  Assumption.  Assignee hereby assumes and agrees to pay, fully
              ----------
satisfy when due and fully perform and discharge when required, all obligations, commitments and liabilities, of every kind and description, whether known or unknown, primary or secondary, direct or indirect, recorded or unrecorded, contingent or absolute arising out of or related to the Assumed Obligations, subject to the terms of the Purchase Agreement. Except as otherwise expressly assumed herein, Assignee does not assume and shall not in any manner be responsible, directly or indirectly, for any liability (including, without limitation, any contingent liability), obligation, lien or encumbrance of NGOP, Acquisition LLC or any Acquired Company.

          2.  Successors and Assigns.  This Assumption Agreement shall be
              ----------------------
binding upon and inure to the benefit of the parties hereto and their respective assigns, transferees and successors.

          3.  Benefit.  This Assumption Agreement is being delivered in favor of
              -------
Acquisition LLC.

          4.  Governing Law.  This Assumption Agreement shall be governed by and
              -------------
construed in accordance with the laws of the State of Delaware.

          5.  Relationship with the Purchase Agreement.  In the event that any
              ----------------------------------------
provision of this Assumption Agreement is construed to conflict with any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall be deemed controlling.

          6.  Counterparts.  This Assumption Agreement may be executed in one or
              ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         NO FURTHER TEXT ON THIS PAGE.

          IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be duly executed as of the date and year first above written.

                              AMERICAN GOLF CORPORATION

                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________

                              GOLF ACQUISITIONS, L.L.C.

                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________

                                   EXHIBIT G
                   FORM OF BLACKSTONE WATER RIGHTS AGREEMENT

                       BLACKSTONE WATER RIGHTS AGREEMENT
                       ---------------------------------

THIS BLACKSTONE WATER RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the ____ day of March, 1999, by and between NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("NGOP"), and STONEBRIAR COUNTRY CLUB JOINT VENTURE, a Texas joint venture ("SCC").

                               R E C I T A L S :

A. NGOP has acquired from Cobblestone Golf Group Acquisitions, L.LC. ("CGGA") f/k/a Meditrust Golf Group II, LLC ("MGG") certain property in Frisco, Texas upon which an 18-hole golf course is being constructed ("Blackstone").

B.  SCC is the owner of Stonebriar Country Club in Frisco, Texas ("Stonebriar").

C. Blackstone is benefited by that certain Reclaimed Water Use Agreement (the "Water Agreement") dated as of June 8, 1998 by and between the City of Frisco, Texas (the "City") and Golf Management, LP, providing for the purchase and sale to the owner of Blackstone of effluent water for use in connection with the golf course to be constructed on Blackstone.

D. SCC is in the process of planning and constructing an additional 18-hole golf course and desires to ensure the availability of adequate water for the irrigation of the golf courses at Stonebriar.

E. NGOP agreed, as a condition to the conveyance of Blackstone, to enter into this Agreement to allow SCC to use excess water available under the Water Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Sharing of Water. Under the terms of the Water Agreement, NGOP is entitled
    ----------------
    to up to 100,000,000 gallons of reclaimed water per year for a minimum annual payment of $75,000. Any water used in excess of that figure is to be charged and billed at a rate of $0.75 per thousand gallons. NGOP hereby agrees that SCC shall be entitled to the use of water provided or allocated to NGOP under the Water Agreement, subject to and upon the following conditions:

          (i)   SCC's use of the water is permitted by the City;

          (ii) the water usage by SCC does not result in any material impairment of the water rights or usage at Blackstone; and

          (iii) any costs charged or assessed to NGOP (or its operator) by the City over and above the costs that would have been payable by NGOP (or its operator) in the absence of this Agreement and the use by SCC of reclaimed water allocated to Blackstone under the Water Agreement are to be borne by SCC.

     NGOP agrees to cooperate (and cause its operator to cooperate) with SCC, at no cost to NGOP (or its operator), to obtain the City's agreement to SCC's use of water under the Water Agreement.

2.   No Amendment of Water Agreement.  NGOP agrees that it will not, without the
     -------------------------------
     prior written consent of SCC, amend, modify, alter or replace the Water Agreement if the result of such action will be a reduction in the volume of water to be supplied or delivered by the City thereunder. Notwithstanding the foregoing, NGOP may agree to a reduction in the volume of water if the reduction results in the lowering of NGOP's water costs and SCC does not agree after receipt of written notice from NGOP to reimburse NGOP for the amount of the savings to be realized by NGOP from the reduction.

3.   Assignment.  This Agreement shall not be assigned by SCC without the prior
     ----------
     written consent of NGOP except that no such consent shall be required for an assignment to a subsequent owner or lessee of Stonebriar. This Agreement shall not be assigned by NGOP without the prior written consent of SCC except that no such consent shall be required for an assignment to its operator or to any party succeeding to the interests of NGOP under the Water Agreement.

4.   Counterparts.  This Agreement may be executed in any number of counterparts
     ------------
     with the same effect as if the parties have all signed the same document. All counterparts shall be construed together and shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to account for more than one counterpart executed by the party against whom enforcement is sought.

5.   Third Party Beneficiary.  The parties agree that SCC is an intended third
     -----------------------
     party to that certain Asset Purchase Agreement between NGOP and CGGA with respect to the requirement that NGOP enter into this Agreement with SCC.

6.   Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
     the benefit of the parties hereto and their respective successors, legal representatives, and assigns, where permitted herein.

7.   Governing Law.  This Agreement shall be governed by and construed, enforced
     -------------
     and interpreted in accordance with the laws of the State of Texas and applicable federal law.

                            (Signature Page Follows)

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                    NATIONAL GOLF OPERATING
                                    PROPERTIES, L.P., a Delaware limited
                                    partnership


                                    By:  NATIONAL GOLF PROPERTIES,
                                         INC., a Maryland corporation, its
                                         General Partner


                                         By:______________________________
                                         Name:____________________________
                                         Title:___________________________


                                    AMERICAN GOLF CORPORATION,
                                    a California corporation


                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________


                                    STONEBRIAR COUNTRY CLUB JOINT
                                    VENTURE, a Texas joint venture

                                    By:  Stonebriar Club, Inc., venturer


                                         By:______________________________
                                         Name:____________________________
                                         Title:___________________________

                      ASSIGNMENT OF TRADEMARKS AND OTHER
                         INTELLECTUAL PROPERTY RIGHTS
                         ----------------------------

          WHEREAS, Golf Acquisitions, L.L.C., a Delaware limited liability company ("Seller"), National Golf Properties, Inc., a Maryland corporation
          ------
("NGP"), National Golf Operating Partnership, L.P., a Delaware limited
  ---
partnership ("NGOP"), and American Golf Corporation, a California corporation
              ----
("AGC") are parties to an Asset Purchase Agreement (the "Asset Purchase
-----                                                    --------------
Agreement") dated as of the date hereof (capitalized terms used herein without
---------
definition shall have the meaning ascribed thereto therein);

          WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to sell and to cause the acquired companies to sell to AGC and NGOP and AGC and NGOP have agreed to buy, certain assets; and

          WHEREAS, among the assets to be acquired by AGC pursuant to the Asset Purchase Agreement are all of the intellectual property of the Transfer Group relating to the "COBBLESTONE" trademark;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants, transfers, assigns, conveys and delivers to AGC all of its right, title and interest in and to (i) the "COBBLESTONE" trademark worldwide and in any country and the goodwill associated therewith, (ii) all other trademarks, trade dress, trademark registrations and trademark applications, service marks and service mark applications and trade names, owned or possessed by Seller relating thereto,
(iii) all documents and files relating to, containing or evidencing the foregoing, and (iv) the right to sue and the right to all damages for any past, present or future acts of infringement, acts of unfair competition or other actionable conduct by third parties relating to or arising out of the foregoing or the ownership thereof.

Dated as of this ___ day of  March 1998.

                              GOLF ACQUSITIONS, L.L.C.

                              By:__________________________________
                              Name:
                              Title:

                              By:__________________________________
                              Name:
                              Title:

STATE OF NEW YORK                )
                                 ) SS
COUNTY OF NEW YORK               )

          On _______________, 1999, before me, ____________________ , a notary public, personally appeared _______________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed this instrument.

          WITNESS my hand and official seal.


                                 ----------------------------------------
                                 Notary Public
                                 My commission expires:



STATE OF NEW YORK                )
                                 ) SS
COUNTY OF NEW YORK               )

          On _______________, 1999, before me, ____________________ , a notary public, personally appeared _______________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed this instrument.

          WITNESS my hand and official seal.


                                 ---------------------------------------
                                 Notary Public
                                 My commission expires:

                                   EXHIBIT I
                         COBBLESTONE TRADEMARK LICENSE

                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------

          This Trademark License Agreement (this "Agreement") is made as of this
                                                  ---------
___ day of March, 1998, between American Golf Corporation, a California corporation ("Licensor"), and the licencees set forth on the signature pages
              --------
hereto ("Licensees").
         ---------

                                    RECITALS

          WHEREAS, Golf Acquisitions, L.L.C., National Golf Properties, Inc., National Golf Operating Partnership, L.P. and Licensor are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset
                                                                    -----
Purchase Agreement");
------------------

          WHEREAS, capitalized terms used herein without definition have the meanings ascribed thereto in the Asset Purchase Agreement;

          WHEREAS, as part of the transactions contemplated by the Asset Purchase Agreement, Licensor acquired from the Acquired Companies rights in certain intellectual property described in that certain Assignment of Trademark and other Intellectual Property Rights by Golf Acquisition, L.L.C. dated as of even date herewith (the "Marks"); and
                         -----

          WHEREAS, Licensees desire to acquire a non-exclusive worldwide right to use the Marks pursuant to the terms and conditions set forth below.

                                   AGREEMENT

          NOW, THEREFORE, in consideration for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor agrees to and hereby does license the Marks to Licensees as follows:

          1.  Grant.  Subject to the terms and conditions of this Agreement,
              -----
Licensor hereby grants to Licensees, a non-exclusive, worldwide license to use the Marks solely for the purpose of maintaining the use of the word "Cobblestone" in the corporate or organizational names of the Licencees. Notwithstanding the foregoing, Licensees shall have no right to publicly display the Marks (other than in public filings with governmental authorities) or to use the Marks in advertising, marketing, promotions or for any other purposes. Licensor reserves the exclusive right to use and/or license the Marks for all other purposes including without limitation, to use, license and/or permit the use of the Marks in the corporate names of any other entities.

          2.  Consideration.  As consideration for the rights granted hereunder,
              -------------
Licensees hereby agree to pay to Licensor the sum of ten dollars ($10).

          3.  Assignment.  Licensees shall not grant, assign, convey, sublicense
              ----------
or transfer any of its rights to use the Marks to any person without the prior written approval of Licensor, which may be withheld at the sole discretion of Licensor. Any other purported sublicense, assignment, conveyance or transfer shall be null and void and of no force or effect whatsoever. For purposes of this Section 3, an assignment of this Agreement shall include the sale of a controlling interest in the stock or all or substantially all of the assets of a Licensee or any entity which, either directly or indirectly, owns or controls a Licensee. In the event written approval of Licensor is obtained, the holder or holders through assignment, transfer or conveyance of this Agreement or any interest herein shall be bound by all of the terms and conditions hereof.

          4.  Trademark and Goodwill Ownership.  Each Licensee agrees that the
              --------------------------------
Marks and the goodwill associated therewith ("Goodwill") are and remain
                                              --------
Licensor's exclusive property. No Licensee shall at any time do or suffer to be done any act which would impair Licensor's proprietary rights to the Marks or the Goodwill. Each Licensee understands that it acquires no right, title or interest in the Marks or the Goodwill other than the limited rights of use described by the express terms of this Agreement. All use by the Licensees of the Marks shall at all times inure to the benefit of Licensor. If Licensor deems it advisable to register the Marks, or to record Licensees as registered user of the Marks in any jurisdiction, Licensees shall cooperate in any such registration or recordation.

          5.  Infringement.  Licensees shall promptly notify Licensor in writing
              ------------
of any actual or suspected infringement of the Marks by a third party of which it becomes aware and of any available evidence thereof. Licensees shall cooperate, at Licensor's expense, with Licensor's efforts to investigate, terminate and recover damages for any actual or suspected infringement of the Marks.

          6.  Indemnification.
              ---------------


          (a) Licensees shall indemnify, defend and hold harmless Licensor, Licensor's affiliates, and their officers, employees, servants or agents (collectively, the "Licensor Agents") from and against all claims, demands,
                    ---------------
suits, actions, losses, costs, damages, costs of defense and reasonable attorneys fees which Licensor or Licensor Agents may suffer or incur as the result of (i) any liability to any third party from loss, damage or injury to persons or property in any manner arising from the use of the Marks, and (ii) any breach by any Licensee of any term or condition of this Agreement.


          (b) The indemnities under this Section 6 shall survive the termination or expiration of this Agreement and do not require payment as a condition precedent to recovery. Notwithstanding anything to the contrary herein, it is expressly understood by the parties that no director, member, officer, employee or other representative of Licensor shall incur any financial responsibility or liability of any kind or nature whatsoever in connection with this Agreement or any subsequent agreement between the parties regarding the subject matter herein.

          7.  Relationship of the Parties.  This Agreement does not create a
              ---------------------------
partnership or joint venture between the parties hereto, and does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party.

          8.  Term of Agreement.  This Agreement shall commence upon the date
              -----------------
first mentioned above and shall terminate upon the earlier of (i) the final change in the corporate or organizational names of the Licensees to delete the word "Cobblestone" therefrom and (ii) the occurrence of any of the events listed under Section 9 herein.

          9.  Termination.
              -----------

          (a) If any party commits any material breach of any of its obligations hereunder, the other party may give written notice of breach to the breaching party. If the breaching party fails to cure such breach and any intervening breach within ten (10) days after the date of such written notice, the other party may immediately terminate this Agreement by giving written notice of termination.

          (b) Notwithstanding the provisions of this Agreement, and in addition to any other rights and remedies it may have, Licensor shall have the right to terminate this Agreement with respect to a Licensee by written notice, effective immediately, if:

          (1) Such Licensee has breached any provision of this Agreement relating to the ownership, protection or use of the Marks;

          (2) Such Licensee admits in writing that it is insolvent or unable to pay its debts as they become due; makes or proposes an assignment for the benefit of creditors; convenes or proposes to convene a meeting of its creditors or any class thereof for the purposes of effecting a moratorium upon or extension or composition of its debts; or commences or has filed against it any bankruptcy, reorganization, liquidation or insolvency proceeding under any law in any country for the relief of debtors; or if any receiver, trustee, liquidator or custodian is appointed to take possession of any substantial portion of such Licensee's assets; or such Licensee is put or decides to go into dissolution or liquidation (other than in connection with a merger or consolidation), or otherwise discontinues business; or

          (3) Such Licensee attempts to assign, transfer, convey, grant, or sublicense any of the rights granted hereunder to any person without Licensor's prior written consent.

          10.  Effect of Termination.  Upon expiration or termination of this
               ---------------------
Agreement with respect to any or all Licensees:


          (a) Such Licensees' right to use the Marks shall terminate and all rights granted to such Licensees under this Agreement shall immediately revert to, and vest in Licensor, and absolutely no interest whatsoever in any of such rights, in whole or in part, shall remain in such Licensees or any of their respective agents, employees or affiliates.

          (b) At Licensor's request and expense, such Licensees shall cooperate with Licensor in the canceling or amending of any recordings to reflect the termination or expiration of this Agreement.

          (c) Such Licensees shall immediately discontinue all use of the Marks;

          11. Notices.  All notices, requests, demands and other communications
              -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and
                                                  ----
upon receipt, if sent by certified or registered mail, return receipt requested. Notices shall be sent, in the case of Licensor, to its address stated in Section
10.4 of the Asset Purchase Agreement, and in the case of a Licensee, c/o Golf Acquisitions, L.L.C., to its addresses stated in Section 10.4 of the Asset Purchase Agreement; or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          12.  Choice of Law.  This Agreement shall be construed, interpreted
               -------------
and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to its choice of law provisions).

          13.  Jurisdiction; Services of Process.  Any action or proceeding
               ---------------------------------
seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          14.  Entire Agreement; Amendments and Waivers.  This Agreement and the
               ----------------------------------------
Asset Purchase Agreement, together with all exhibits and schedules hereto and thereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.

          15.  Multiple Counterparts.  This Agreement may be executed in one or
               ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          16.  Expenses.  Except as otherwise specified in this Agreement, each
               --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

          17.  Invalidity.  In the event that any one or more of the provisions
               ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          18.  Titles; Gender.  The titles, captions or headings of the Sections
               --------------
herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

          19.  No Third-Party Beneficiary.  The provisions of this Agreement are
               --------------------------
for the benefit only of the parties hereto and no other third party may seek to enforce, or benefit from, these provisions. The parties specifically disavow any desire or intention to create any other third party beneficiary hereunder, and specifically declare that no other person or entity, except for the parties and their successors shall have any right hereunder nor any right of enforcement hereof.

          20.  No Reliance on Other Information.  Neither Licensor nor any
               --------------------------------
representative or affiliate or other person acting for any of them makes any representation or warranty, express or implied, with respect to the Marks, and Licensor hereby disclaims any such representation or warranty, whether oral or written, whether by Licensor or any of its representatives or affiliates or any other person.

                           (Signature Page Follows)

          IN WITNESS WHEREOF, the parties hereto have executed this Trademark License Agreement as of the date first written above.

                                 "LICENSOR"

                                 AMERICAN GOLF CORPORATION,
                                 a California corporation


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 "LICENSEES"

                                 THE COBBLESTONE GOLF ACQUISITION,
                                 L.L.C.,
                                 a Delaware limited liability company


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 COBBLESTONE ENTERPRISES OF
                                 CALIFORNIA, L.L.C.,
                                 a Delaware limited liability company


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 COBBLESTONE ENTERPRISES OF
                                 ARIZONA, L.L.C.,
                                 an Arizona limited liability company


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 COBBLESTONE ENTERPRISES OF
                                 VIRGINIA, INC.,
                                 a Virginia corporation


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

                                 COBBLESTONE ENTERPRISES OF FLORIDA, INC., a Florida corporation


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 TEXAS COBBLESTONE VENTURES, L.L.C., a Texas limited liability company


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 COBBLESTONE GEORGIA, INC.,
                                 a Georgia corporation


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 COBBLESTONE BEVERAGE OF TEXAS, INC., a Texas
                                 Corporation


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 COBBLESTONE CLUB BEVERAGE,
                                 a not-for-profit entity organized under the laws of the State of Texas


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

                                 COBBLESTONE GOLF GROUP
                                 ACQUISITION, L.L.C.,
                                 a Delaware limited liability company


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 COBBLESTONE GOLF GROUP
                                 ACQUISITION II, L.L.C.,
                                 a Delaware limited liability company


                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________